Exhibit 10.1





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                           KINETEK INDUSTRIES, INC.,
                          ADVANCED D.C. MOTORS, INC.,
                    ELECTRICAL DESIGN AND CONTROL COMPANY,
                        THE IMPERIAL ELECTRIC COMPANY,
                        MERKLE-KORFF INDUSTRIES, INC.,
                       MOTION CONTROL ENGINEERING, INC.
                                      AND
                              GEAR RESEARCH, INC.


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                          LOAN AND SECURITY AGREEMENT

                           Dated: December 18, 2001

                                  $50,000,000


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                            FLEET CAPITAL CORPORATION
                Individually and as Agent for any Lender which is
                            or becomes a Party hereto
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



                                TABLE OF CONTENTS

                                                                           Page


SECTION 1.  CREDIT FACILITY...................................................1
   1.1.      Loans............................................................1
   1.2.      Letters of Credit; LC Guaranties.................................4
   1.3.      Borrowing Agent; Intercompany Loans..............................4

SECTION 2.  INTEREST, FEES AND CHARGES........................................5
   2.1.      Interest.........................................................5
   2.2.      Computation of Interest and Fees.................................6
   2.3.      Fee Letter.......................................................6
   2.4.      Letter of Credit and LC Guaranty Fees............................6
   2.5.      Unused Line Fee..................................................7
   2.6.      Prepayment Fee...................................................7
   2.7.      Audit Fees.......................................................7
   2.8.      Reimbursement of Expenses........................................8
   2.9.      Bank Charges.....................................................8
   2.10.     Collateral Protection Expenses; Appraisals.......................9
   2.11.     Payment of Charges...............................................9
   2.12.     No Deductions....................................................9
   2.13.     Joint and Several Obligations....................................9

SECTION 3.  LOAN ADMINISTRATION..............................................11
   3.1.      Manner of Borrowing Revolving Credit Loans/LIBOR Option.........11
   3.2.      Payments........................................................15
   3.3.      Mandatory and Optional Prepayments..............................16
   3.4.      Application of Payments and Collections.........................17
   3.5.      All Loans to Constitute One Obligation..........................18
   3.6.      Loan Account....................................................18
   3.7.      Statements of Account...........................................18
   3.8.      Increased Costs.................................................18
   3.9.      Basis for Determining Interest Rate Inadequate..................20
   3.10.     Sharing of Payments, Etc........................................20
   3.11.     Optional Prepayment/Replacement of Lenders......................21

SECTION 4.  TERM AND TERMINATION.............................................21
   4.1.      Term of Agreement...............................................21
   4.2.      Termination.....................................................22


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

SECTION 5.  SECURITY INTERESTS...............................................22
   5.1.      Security Interest in Collateral.................................22
   5.2.      Other Collateral................................................24
   5.3.      Lien Perfection; Further Assurances.............................25
   5.4.      Lien on Realty..................................................25

SECTION 6.  COLLATERAL ADMINISTRATION........................................26
   6.1.      General.........................................................26
   6.2.      Administration of Accounts......................................27
   6.3.      Administration of Inventory.....................................29
   6.4.      Administration of Equipment.....................................29
   6.5.      Payment of Charges..............................................30

SECTION 7.  REPRESENTATIONS AND WARRANTIES...................................30
   7.1.      General Representations and Warranties..........................30
   7.2.      Continuous Nature of Representations and Warranties.............38
   7.3.      Survival of Representations and Warranties......................38

SECTION 8.  COVENANTS  AND  CONTINUING  AGREEMENTS...........................38
   8.1.      Affirmative Covenants...........................................38
   8.2.      Negative Covenants..............................................42
   8.3.      Specific Financial Covenants....................................51

SECTION 9.  CONDITIONS PRECEDENT.............................................51
   9.1.      Documentation...................................................52
   9.2.      No Default......................................................52
   9.3.      Other Conditions................................................52
   9.4.      Availability....................................................52
   9.5.      No Litigation...................................................52
   9.6.      Material Adverse Effect.........................................52
   9.7.      Motors and Gears Note; Jordan Agreements........................52

SECTION 10.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT...............53
   10.1.     Events of Default...............................................53
   10.2.     Acceleration of the Obligations.................................56
   10.3.     Other Remedies..................................................56
   10.4.     Set Off and Sharing of Payments.................................58
   10.5.     Remedies Cumulative; No Waiver..................................58

SECTION 11.  THE AGENT.......................................................59
   11.1.     Authorization and Action........................................59
   11.2.     Agent's Reliance, Etc...........................................59
   11.3.     Fleet and Affiliates............................................60
   11.4.     Lender Credit Decision..........................................60
   11.5.     Indemnification.................................................61

   11.6.     Rights and Remedies to be Exercised by Agent Only...............61
   11.7.     Agency Provisions Relating to Collateral........................61
   11.8.     Agent's Right to Purchase Commitments...........................62
   11.9.     Right of Sale, Assignment, Participations.......................62
   11.10.    Amendment.......................................................64
   11.11.    Resignation of Agent; Appointment of Successor..................65
   11.12.    Audit and Examination Reports; Disclaimer by Lenders............65

SECTION 12.  MISCELLANEOUS...................................................66
   12.1.     Power of Attorney...............................................66
   12.2.     Indemnity.......................................................67
   12.3.     Sale of Interest................................................67
   12.4.     Severability....................................................68
   12.5.     Successors and Assigns..........................................68
   12.6.     Cumulative Effect; Conflict of Terms............................68
   12.7.     Execution in Counterparts.......................................68
   12.8.     Notice..........................................................68
   12.9.     Consent.........................................................69
   12.10.    Credit Inquiries................................................70
   12.11.    Time of Essence.................................................70
   12.12.    Entire Agreement................................................70
   12.13.    Interpretation..................................................70
   12.14.    Confidentiality.................................................70
   12.15.    GOVERNING LAW; CONSENT TO FORUM.................................70
   12.16.    WAIVERS BY BORROWERS............................................71
   12.17.    Advertisement...................................................72

                           LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT is made as of this 18th day of December, 2001, by and among FLEET CAPITAL CORPORATION ("Fleet"), a Rhode Island corporation with an office at One South Wacker Drive, Suite 1400, Chicago, Illinois 60606, individually as a Lender and as Agent ("Agent") for itself and any other financial institution which is or becomes a party hereto (each such financial institution, including Fleet, is referred to hereinafter individually as a "Lender" and collectively as the "Lenders"), the LENDERS and each of KINETEK INDUSTRIES, INC., a Delaware corporation with its chief executive office and principal place of business at ArborLake Centre, Suite 550, 1751 Lake Cook Road, Deerfield, Illinois 60015 ("Kinetek"), ADVANCED D.C. MOTORS, INC., a New York corporation with its chief executive office and principal place of business at 6268 East Molloy Road, East Syracuse, New York 13057 ("ADC"), ELECTRICAL DESIGN AND CONTROL COMPANY, a Delaware corporation with its chief executive office and principal place of business at 2200 Stephenson Highway, Troy, Michigan 48083 ("EDC"), THE IMPERIAL ELECTRIC COMPANY, a Delaware corporation with its chief executive office and principal place of business at 1503 Exeter Road, Akron, Ohio 44306 ("Imperial"), MERKLE-KORFF INDUSTRIES, INC., an Illinois corporation with its chief executive office and principal place of business at 1776 Winthrop Drive, Des Plaines, Illinois 60018 ("Merkle-Korff"), MOTION CONTROL ENGINEERING, INC., a California corporation with its chief executive office and principal place of business at 11354 White Rock Road, Rancho Cordova, California 95742 ("MCE") and GEAR RESEARCH, INC., a Delaware corporation with its chief executive office and principal place of business at 4329 Eastern Avenue, S.E., Grand Rapids, Michigan 49508 ("Gear"); Kinetek, ADC, EDC, Imperial, Merkle-Korff, MCE and Gear are hereafter referred to collectively, as "Borrowers" and individually, as "Borrower". Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

                           SECTION 1. CREDIT FACILITY

         Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders agree to make a Total Credit Facility of up to $50,000,000 available to Borrowers upon a Borrower's request therefor, as follows:

          1.1. Loans.

          1.1.1. Revolving Credit Loans. Each Lender agrees, severally and not jointly, for so long as no Default, Event of Default or New Reserve Overadvance exists, to make Revolving Credit Loans to each Borrower from time to time during the period from the date hereof to but not including the last day of the Term, as requested by such Borrower in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the lesser of (i) such Lender's Revolving Loan



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


     Commitment minus the product of such Lender's Revolving Loan Percentage and the LC Amount minus the product of such Lender's Revolving Loan Percentage and reserves, if any and (ii) the product of such Lender's Revolving Loan Percentage and an amount equal to the Borrowing Base at such time minus the product of such Lender's Revolving Loan Percentage and the LC Amount minus the product of such Lender's Revolving Loan Percentage and reserves, if any. Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent shall reasonably deem necessary or appropriate in its reasonable credit judgment, against the amount of Revolving Credit Loans which Borrowers may otherwise request under this subsection 1.1.1 including without limitation with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of a Borrower's business; (ii) potential dilution related to Accounts; (iii) shrinkage, spoilage and obsolescence of a Borrower's Inventory; (iv) slow moving Inventory; (v) other sums chargeable against a Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; (vi) amounts owing by a Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of any Borrower; (vii) amounts owing by a Borrower in connection with Product Obligations; (viii) the relationship between the payment terms offered to Account Debtors by Merkle-Korff and the length of time that Accounts of Merkle-Korff may remain outstanding and still be considered as Eligible Accounts, which reserve on the Closing Date shall be equal to $250,000; (ix) Inventory test count variances (x) a reserve equal to 6 months' rent under the Akron Lease until such time as Agent has received a landlord's waiver satisfactory to Agent with respect to such Akron Lease (which waiver includes a satisfactory right of access for Agent); and (xi) such other specific events, conditions or contingencies as to which Agent, in its reasonable credit judgment, determines reserves should be established from time to time hereunder. Notwithstanding the foregoing, Agent shall not establish any reserves in respect of any matters relating to any items of Collateral that have been taken into account in determining Eligible Inventory or Eligible Accounts, as applicable. The Revolving Credit Loans shall be repayable in accordance with the terms of the Revolving Notes and shall be secured by all of the Collateral.

          1.1.2. Overadvances. Insofar as a Borrower may request and Agent or Majority Lenders (as provided below) may be willing in their sole and absolute discretion to make Revolving Credit Loans to such Borrower at a time when the unpaid balance of Revolving Credit Loans plus the sum of the LC Amount plus the amount of LC Obligations that have not been reimbursed by Borrowers or funded with a Revolving Credit Loan, plus reserves, exceeds, or would exceed with the making of any such Revolving Credit Loan, the Borrowing Base or at a time when any Borrower's Outstandings plus reserves allocated to such Borrower exceeds such Borrower's Individual Borrowing Base (in each case, such Loan or Loans being herein referred to individually as an "Overadvance" and collectively, as "Overadvances"), Agent shall enter such Overadvances as debits in the Loan Account. All Overadvances shall be repaid on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Revolving Credit Loans generally; provided, that all Overadvances resulting immediately and solely from the establishment by Agent of any reserve category other than those listed in clauses (i)-(ix) of subsection 1.1.1 ("New Reserve

     Overadvance") shall be repaid within 2 days after demand therefor. Any Overadvance made pursuant to the terms hereof shall be made by all Lenders ratably in accordance with their respective Revolving Loan Percentages. Overadvances in the aggregate amount of $1,000,000 or less may, unless a Default or Event of Default has occurred and is continuing, be made in the sole and absolute discretion of Agent. Overadvances in an aggregate amount of more than $1,000,000 but less than $2,500,000 may, unless a Default or an Event of Default has occurred and is continuing, be made in the sole and absolute discretion of the Majority Lenders. Overadvances in an aggregate amount of $2,500,000 or more and Overadvances to be made after the occurrence and during the continuation of a Default or an Event of Default shall require the consent of all Lenders. The foregoing notwithstanding, in no event, unless otherwise consented to by all Lenders, (w) shall any Overadvances be outstanding for more than sixty (60) consecutive days, (x) after all outstanding Overadvances have been repaid, shall Agent or Lenders make any additional Overadvances unless sixty (60) days or more have expired since the last date on which any Overadvances were outstanding, (y) shall Overadvances be outstanding on more than ninety (90) days within any one hundred eighty day (180) period or (z) shall Agent make Revolving Credit Loans on behalf of Lenders under this subsection 1.1.2 to the extent such Revolving Credit Loans would cause a Lender's share of the Revolving Credit Loans to exceed such Lender's Revolving Loan Commitment minus such Lender's Revolving Loan Percentage of the LC Amount.

          1.1.3. Use of Proceeds. The Revolving Credit Loans shall be used solely (i) for the satisfaction of all of the Indebtedness under the Existing Credit Agreement and the satisfaction of certain other existing Indebtedness of Borrowers, (ii) to pay transaction fees and expenses in connection with this Agreement, (iii) for Borrowers' general operating capital needs in a manner consistent with the provisions of this Agreement and all applicable laws, and (iv) for other purposes, including the making of payments and distributions to Jordan and Parent under the Jordan Agreements, the Jordan Transaction Advisory Agreement and the Jordan Tax Sharing Agreement and the making of payments in connection with acquisitions (in each case to the extent permitted under the terms of this Agreement).

          1.1.4. Agent Loans. Upon the occurrence and during the continuance of an Event of Default, Agent, in its sole discretion, may make Revolving Credit Loans on behalf of Lenders, in an aggregate amount not to exceed $1,000,000, if Agent, in its reasonable business judgment, deems that such Revolving Credit Loans are necessary or desirable (i) to protect all or any portion of the Collateral, (ii) to enhance the likelihood, or maximize the amount of, repayment of the Loans and the other Obligations, or (iii) to pay any other amount chargeable to any Borrower pursuant to this Agreement, including without limitation costs, fees and expenses as described in Sections 2.8 and 2.9 (hereinafter, "Agent Loans"); provided, that in no event shall (a) the maximum principal amount of the Revolving Credit Loans exceed the aggregate Revolving Loan Commitments and (b) Majority Lenders may at any time revoke Agent's authorization to make Agent Loans. Any such revocation must be in writing and shall become effective prospectively upon Agent's receipt thereof. Each Lender shall be obligated to advance its Revolving Loan Percentage of each Agent Loan. If Agent Loans are made pursuant to the preceding sentence, then (a) the Borrowing Base (and each applicable Individual Borrowing Base) shall be deemed increased by the amount of such permitted Agent Loans, but only for so long as Agent allows such Agent Loans to be outstanding, and (b) all Lenders that have committed to make Revolving Credit Loans shall be bound to make, or permit to remain outstanding, such Agent Loans based upon their Revolving Loan Percentages in accordance with the terms of this Agreement.

          1.2. Letters of Credit; LC Guaranties.

          Agent agrees, for so long as no Default or Event of Default exists and if requested by a Borrower, to (i) issue its, or cause to be issued by Bank or another Affiliate of Agent, on the date requested by such Borrower, Letters of Credit for the account of a Borrower or (ii) execute LC Guaranties by which Agent, Bank, or another Affiliate of Agent, on the date requested by a Borrower, shall guaranty the payment or performance by a Borrower of its reimbursement obligations with respect to letters of credit; provided that the LC Amount shall not exceed $10,000,000 at any time. No Letter of Credit or LC Guaranty may have an expiration date after the last day of the Term. Notwithstanding anything to the contrary contained herein, Borrowers, Agent and Lenders hereby agree that all LC Obligations and all obligations of each Borrower relating thereto shall be satisfied by the prompt issuance of one or more Revolving Credit Loans that are Base Rate Portions, which Borrowers hereby acknowledge are requested and Lenders hereby agree to fund. In the event that Revolving Credit Loans are not, for any reason, promptly made to satisfy all then existing LC Obligations, each Lender hereby agrees to pay to Agent, on demand, an amount equal to such LC Obligations multiplied by such Lender's Revolving Loan Percentage, and until so paid, such amount shall be secured by the Collateral and shall bear interest and be payable at the same rate and in the same manner as Base Rate Portions. Immediately upon the issuance of a Letter of Credit or an LC Guaranty under this Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or warranty, an undivided interest and participation therein equal to such LC Obligations multiplied by such Lender's Revolving Loan Percentage.

     1.3. Borrowing Agent; Intercompany Loans.

     For ease of administration of this Agreement, each Borrower other than Kinetek hereby appoints Kinetek as its borrowing agent hereunder. In such capacity, Kinetek will request all Revolving Credit Loans to be made pursuant to
Section 1.1, will request all Letters of Credit and LC Guaranties to be issued pursuant to Section 1.2 and will submit all LIBOR Requests with respect to obtaining any LIBOR Portion pursuant to subsection 3.1.7, converting any Base Rate Portion into a LIBOR Portion pursuant to subsection 3.1.8 or continuing any LIBOR Portion into a subsequent Interest Period pursuant to subsection 3.1.9, in each case pursuant to the procedures set forth in Section 3.1. Notwithstanding anything to the contrary contained in this Agreement, no Borrower other than Kinetek shall be entitled to request any Revolving Credit Loans, Letters of Credit or LC Guaranties or to submit any LIBOR Requests hereunder. The proceeds of all Revolving Credit Loans made hereunder shall be used solely for the purposes described in subsection 1.1.3. In addition, all such proceeds

(including the proceeds of Revolving Credit Loans made on the Closing Date and used for the purposes described in subsections 1.1.3(i) and (ii)) shall be advanced to or at the direction of Kinetek and shall be either immediately advanced or deemed advanced by Kinetek to another Borrower (collectively, "Intercompany Loans") in a manner such that after each such Intercompany Loan is made or deemed made, the sum of each Borrower's Outstandings plus reserves allocated to such Borrower, at no time exceeds such Borrower's Individual Borrowing Base. All Letters of Credit and LC Guaranties issued hereunder shall be issued on Kinetek's request therefor and shall be allocated to the appropriate Borrower's Intercompany Loan account by Kinetek. Kinetek shall also allocate to the appropriate Borrower all reserves taken pursuant to subsection
1.1.1. All collections of each Borrower in respect of Accounts and all proceeds of other Collateral of such Borrower, in each case received by Agent and applied to the Obligations, shall also be deemed to be repayments of the Intercompany Loans owing by such Borrower to Kinetek. Borrowers shall maintain accurate books and records with respect to all Intercompany Loans and all repayments thereof. All Intercompany Loans shall be evidenced by a master intercompany note executed by all Borrowers except Kinetek in favor of Kinetek, in form and substance reasonably acceptable to Agent, and shall be secured by Liens granted by each such Borrower to Kinetek in all Property of such Borrower of the types described in Section 5.1, which master intercompany note and Lien shall be pledged to Agent hereunder, as part of the Collateral for the Obligations.

               SECTION 2. INTEREST, FEES AND CHARGES

          2.1. Interest.


          2.1.1. Rates of Interest. Interest shall accrue on the principal amount of the Base Rate Portions outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin then in effect plus the Base Rate. Said rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs. If a Borrower exercises its LIBOR Option as provided in Section 3.1, interest shall accrue on the principal amount of the LIBOR Portions outstanding at the end of each day at a rate per annum equal to the Applicable Margin then in effect plus the LIBOR applicable to each LIBOR Portion for the corresponding Interest Period.

          2.1.2. Default Rate of Interest. At the option of Agent or the Majority Lenders, upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to 2.0% plus the interest rate otherwise applicable thereto (the "Default Rate").

          2.1.3. Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Revolving Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Revolving Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement or the Revolving Notes are in contravention of any such law, such provisions shall be deemed amended to conform thereto (the "Maximum Rate"). If at any time, the amount of interest paid hereunder is limited by the Maximum Rate, and the amount at which interest accrues hereunder is subsequently below the Maximum Rate, the rate at which interest accrues hereunder shall remain at the Maximum Rate, until such time as the aggregate interest paid hereunder equals the amount of interest that would have been paid had the Maximum Rate not applied.

          2.2. Computation of Interest and Fees.

          Interest, Letter of Credit and LC Guaranty fees and Unused Line Fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.

          2.3. Fee Letter.

          Borrowers shall jointly and severally pay to Agent certain fees and other amounts in accordance with the terms of the fee letter among Borrowers and Agent (the "Fee Letter").

          2.4. Letter of Credit and LC Guaranty Fees.

          Borrowers shall jointly and severally pay to Agent:

               (i) for standby Letters of Credit and LC Guaranties of standby letters of credit, for the ratable benefit of Lenders a per annum fee equal to 1.50% of the aggregate face amount of such Letters of Credit and LC Guaranties outstanding from time to time during the Term plus all normal and customary charges associated with the issuance thereof, which fees and charges shall be deemed fully earned upon issuance of each such Letter of Credit or LC Guaranty, shall be due and payable on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason; and

               (ii) for documentary Letters of Credit and LC Guaranties of documentary letters of credit, for the ratable benefit of Lenders, a fee equal to all normal and customary charges associated with the issuance and administration of each such Letter of Credit or LC Guaranty (which fees and charges shall be fully earned upon issuance, renewal or extension (as the case may be) of each such Letter of Credit or LC Guaranty, shall be due and payable on the first Business Day of each month, and shall not be subject to rebate or proration upon the termination of this Agreement for any reason).

          2.5. Unused Line Fee.

          Borrowers shall jointly and severally pay to Agent, for the ratable benefit of Lenders, a fee (the "Unused Line Fee") equal to the Applicable Margin for Unused Line Fees per annum multiplied by the average daily amount by which the Revolving Credit Maximum Amount exceeds the sum of (i) the outstanding principal balance of the Revolving Credit Loans plus (ii) the LC Amount. The Unused Line Fee shall be payable monthly in arrears on the first day of each month hereafter.

          2.6. Prepayment Fee.

          At the effective date of termination of this Agreement for any reason (including any termination of the obligations of Agent and Lenders pursuant to subsection 4.2.1), Borrowers shall jointly and severally pay to Agent, for the ratable benefit of Lenders (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) and any amounts owing pursuant to subsection 3.2.5, as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 1.00% of the Total Credit Facility if termination occurs during the first twelve-month period of the Term (December 18, 2001 through December 18, 2002); 0.50% of the Total Credit Facility if termination occurs during the second 12-month period of the Term (December 19, 2002 through December 18, 2003); 0.25% of the Total Credit Facility if termination occurs during the third 12-month period of the Term (December 19, 2003 through December 18, 2004); and 0.0% of the Total Credit Facility if termination occurs after December 18, 2004. The foregoing shall not apply to any mandatory prepayments or commitment reductions under Section 3.3 unless the same occur in connection with the termination of this Agreement.

          2.7. Audit Fees.

          Borrowers shall jointly and severally pay to Agent audit fees in accordance with Agent's current schedule of fees in effect from time to time in connection with audits of the books and records and Properties of each Borrower and its Restricted Subsidiaries and such other matters as Agent shall deem appropriate in its reasonable credit judgment, plus all reasonable out-of-pocket expenses incurred by Agent in connection with such audits, whether such audits are conducted by employees of Agent or by third parties hired by Agent. Such audit fees and out-of-pocket expenses shall be payable on the first day of the month following the date of issuance by Agent of a request for payment thereof to Kinetek. Agent may, in its discretion, provide for the payment of such amounts by making appropriate Revolving Credit Loans to one or more Borrowers and charging the appropriate Loan Account or Accounts therefor.

          2.8. Reimbursement of Expenses.

          If, at any time or times regardless of whether or not an Event of Default then exists, (i) Agent incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (1) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any syndication or attempted syndication of the Obligations (including, without limitation, printing and distribution of materials to prospective Lenders and all costs associated with bank meetings, but excluding any closing fees paid to Lenders in connection therewith) or (2) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; or (ii) Agent, or any Lender (but, as to expenses, costs and out-of-pocket expenses of such Lender of the types described in clause (ii)(3) of this Section 2.8, only if an Event of Default then exists), incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (1) any litigation, contest, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower or any other Person) relating to the Collateral, this Agreement or any of the other Loan Documents or any Borrower's, any of its Restricted Subsidiaries' or any Guarantor's affairs; (2) any attempt to enforce any rights of Agent or any Lender against any Borrower or any other Person which may be obligated to Agent or any Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (3) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Agent or any Lender, as applicable, shall be charged to Borrowers on a joint and several basis; provided, that (a) if an Event of Default does not then exist, Borrowers shall only be responsible for such expenses, costs and out-of-pocket expenses to the extent that the same are reasonable and (b) no Borrower shall be responsible for such expenses, costs and out-of-pocket expenses to the extent incurred because of the gross negligence or willful misconduct of Agent or any Lender. All amounts chargeable to Borrowers under this Section 2.8 shall be Obligations secured by all of the Collateral, shall be payable to Agent or such Lender, as the case may be, on the earlier of 15 days after demand therefor or, in the case of expenses billed to Agent or any Lender by a third party, the due date thereof, and shall bear interest from the date due hereunder until paid in full at the rate applicable to Base Rate Portions from time to time. Borrowers shall also jointly and severally reimburse Agent for expenses incurred by Agent in its administration of the Collateral to the extent and in the manner provided in Sections 2.9 and 2.10 hereof.

          2.9. Bank Charges.

          Borrowers shall jointly and severally pay to Agent, on demand, any and all fees, costs or expenses which Agent or any Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to any Borrower or any other Person on behalf of any Borrower, by Agent or any Lender, of proceeds of Loans made to any Borrower pursuant to this Agreement and (ii) the depositing for collection by Agent or any Lender of any check or item of payment received or delivered to Agent or any Lender on account of the Obligations.

          2.10. Collateral Protection Expenses; Appraisals.

          All out-of-pocket expenses incurred in protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, and any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be jointly and severally borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge one or more Borrowers therefor. Additionally, from time to time Agent may, at Borrowers' joint and several expense, obtain appraisals from appraisers (who may be personnel of Agent), stating the then current fair market value of all or any portion of the real estate or personal property of any Borrower or any of its Restricted Subsidiaries, including without limitation the Inventory of any Borrower or any of its Restricted Subsidiaries.

          2.11. Payment of Charges.

          All amounts chargeable to any Borrower under this Agreement shall be Obligations secured by all of the Collateral, shall be, unless specifically otherwise provided, payable on demand and shall bear interest from the date demand was made or such amount is due, as applicable, until paid in full at the rate applicable to Base Rate Portions from time to time.

          2.12. No Deductions.

          Any and all payments or reimbursements made hereunder shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the income of Agent or any Lender or franchise taxes by the jurisdiction under the laws of which Agent or any Lender is organized or doing business or any political subdivision thereof and taxes imposed on its income by the jurisdiction of Agent's or such Lender's applicable lending office or any political subdivision thereof or franchise taxes (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income, herein "Tax Liabilities"). Subject to the terms of subsection 11.9.4, if any Borrower shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to Agent or any Lender, then the sum payable hereunder shall be increased as may be necessary so that, after all required deductions are made, Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made.

          2.13. Joint and Several Obligations.

          Each Borrower acknowledges that it is jointly and severally liable for all of the Obligations and as a result hereby unconditionally guaranties the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all indebtedness, liabilities and obligations of every kind and nature of each other Borrower to Agent and Lenders and, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due, and howsoever owned, held or acquired by Agent or any Lender. Each Borrower agrees that if this guaranty, or any Liens securing this guaranty, would, but for the application of this sentence, be unenforceable under applicable law, this guaranty and each such Lien shall be valid and enforceable to the maximum extent that would not cause this guaranty or such Lien to be unenforceable under applicable law, and this guaranty shall automatically be deemed to have been amended accordingly at all relevant times.

          Each Borrower hereby agrees that its obligations under this guaranty shall be unconditional, irrespective of (a) the validity or enforceability of the Obligations or any part thereof, or of any promissory note or other document evidencing all or any part of the Obligations, (b) the absence of any attempt to collect the Obligations from any other Borrower or any Guarantor or other action to enforce the same, (c) the waiver or consent by Agent or any Lender with respect to any provision of any agreement, instrument or document evidencing or securing all or any part of the Obligations, or any other agreement, instrument or document now or hereafter executed by any other Borrower and delivered to Agent or any Lender (other than a waiver, forgiveness or consent by Agent and Lenders that reduces the amount of any of the Obligations), (d) the failure by Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or Collateral for the Obligations, for its benefit, (e) Agent's or any Lender's election, in any proceeding instituted under the United States Bankruptcy Code or any other similar bankruptcy or insolvency legislation, of the application of Section 1111(b)(2) of the United States Bankruptcy Code or any other similar bankruptcy or insolvency legislation, (f) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under
Section 364 of the United States Bankruptcy Code or any other similar bankruptcy or insolvency legislation, (g) the disallowance, under Section 502 of the United States Bankruptcy Code or any other similar bankruptcy or insolvency legislation, of all or any portion of Agent's or any Lender's claim(s) for repayment of the Obligations or (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a borrower or a guarantor.

          Each Borrower hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of any Borrower, protest or notice with respect to the Obligations and all demands whatsoever, and covenants that this guaranty will not be discharged, except by complete and irrevocable payment and performance of the Obligations. No notice to any Borrower or any other party shall be required for Agent or any Lender to make demand hereunder. Such demand shall constitute a mature and liquidated claim against the applicable Borrower. Upon the occurrence of any Event of Default, Agent or any Lender may, in its sole election, proceed directly and at once, without notice, against all or any Borrower to collect and recover the full amount or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or any security or collateral for the Obligations. During any period in which an Event of Default exists, each Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Agent from or on behalf of such Borrower, and each Borrower does hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent or any Lender upon any of its books and records.

          At any time after and during the continuance of an Event of Default, Agent and each Lender may, in its sole discretion, without notice to any Borrower and regardless of the acceptance of any collateral for the payment hereof, appropriate and apply toward payment of the Obligations (i) any indebtedness due or to become due from Agent or any Lender to such Borrower and
(ii) any moneys, credits or other property belonging to such Borrower at any time held by or coming into the possession of Agent or any Lender or any Affiliates thereof, whether for deposit or otherwise.

          Notwithstanding anything to the contrary set forth in this
Section 2.13, it is the intent of the parties hereto that the liability incurred by each Borrower in respect of the Obligations of the other Borrowers (and any Lien granted by each Borrower to secure such Obligations), not constitute a fraudulent conveyance under Section 548 of the United States Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable law of any state or other governmental unit ( "Fraudulent Conveyance"). Consequently, each Borrower, Agent and each Lender hereby agree that if a court of competent jurisdiction determines that the incurrence of liability by any Borrower in respect of the Obligations of any other Borrower (or any Liens granted by such Borrower to secure such Obligations) would, but for the application of this sentence, constitute a Fraudulent Conveyance, such liability (and such Liens) shall be valid and enforceable only to the maximum extent that would not cause the same to constitute a Fraudulent Conveyance, and this Agreement and the other Loan Documents shall automatically be deemed to have been amended accordingly.

                         SECTION 3. LOAN ADMINISTRATION.

          3.1. Manner of Borrowing Revolving Credit Loans/LIBOR Option.

          Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

          3.1.1. Loan Requests. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (a) a Borrower may give Agent notice of its intention to borrow, in which notice such Borrower shall specify the amount of the proposed borrowing of a Revolving Credit Loan and the proposed borrowing date, which shall be a Business Day, no later than 11:00 a.m. (Chicago, Illinois time) on the proposed borrowing date (or in accordance with subsection 3.1.7, 3.1.8 or 3.1.9, as applicable, in the case of a request for a LIBOR Portion), provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (b) the becoming due of any amount required to be paid under this Agreement, or the Revolving Notes, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request by a Borrower for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation.

          3.1.2. Disbursement. Each Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Loan requested, or deemed to be requested, pursuant to subsection 3.1.1 as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(a) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrowers, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrowers and Agent from time to time or elsewhere if pursuant to a written direction from a Borrower and (ii) the proceeds of each Revolving Credit Loan deemed requested under subsection 3.1.1(b) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation. If at any time any Loan is funded by Agent or Lenders in excess of the amount requested or deemed requested by a Borrower, such Borrower agrees to repay the excess to Agent immediately upon the earlier to occur of (a) such Borrower's discovery of the error and (b) notice thereof to such Borrower from Agent or any Lender.

          3.1.3. Payment by Lenders. Agent shall give to each Lender prompt written notice by facsimile, telex or cable of the receipt by Agent from a Borrower of any request for a Revolving Credit Loan. Each such notice shall specify the requested date and amount of such Revolving Credit Loan, whether such Revolving Credit Loan shall be subject to the LIBOR Option, and the amount of each Lender's advance thereunder (in accordance with its applicable Revolving Loan Percentage). Each Lender shall, not later than 12:00 p.m. (Chicago time) on such requested date, wire to a bank designated by Agent the amount of that Lender's Revolving Loan Percentage of the requested Revolving Credit Loan. The failure of any Lender to make the Revolving Credit Loans to be made by it shall not release any other Lender of its obligations hereunder to make its Revolving Credit Loan. Neither Agent nor any other Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Loan to be made by such other Lender. The foregoing notwithstanding, Agent, in its sole discretion, may from its own funds make a Revolving Credit Loan on behalf of any Lender. In such event, the Lender on behalf of whom Agent made the Revolving Credit Loan shall reimburse Agent for the amount of such Revolving Credit Loan made on its behalf, on a weekly (or more frequent, as determined by Agent in its sole discretion) basis. On each such settlement date, Agent will pay to each Lender the net amount owing to such Lender in connection with such settlement, including without limitation amounts relating to Loans, fees, interest and other amounts payable hereunder. The entire amount of interest attributable to such Revolving Credit Loan for the period from the date on which such Revolving Credit Loan was made by Agent on such Lender's behalf until Agent is reimbursed by such Lender, shall be paid to Agent for its own account.

          3.1.4. Authorization; Intercompany Loan Payments. Each Borrower hereby irrevocably authorizes Agent, in Agent's sole discretion, to advance to a Borrower, and to charge to the appropriate Borrower's Loan Account hereunder as a Revolving Credit Loan (which shall be a Base Rate Portion), a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all fees, costs and expenses and other Obligations at any time owed by each Borrower to Agent or any Lender hereunder. Any payment made (or deemed made) pursuant to this Agreement or any other Loan Documents by (i) Kinetek on behalf of another Borrower (and not on behalf of itself) shall be deemed an advance of an Intercompany Loan by Kinetek to such other Borrower in accordance with Section 1.3 or (ii) any Borrower on behalf of Kinetek (and not on behalf of itself) shall be deemed a repayment of an Intercompany Loan by such Borrower to Kinetek.

          3.1.5. Letter of Credit and LC Guaranty Requests. A request for a Letter of Credit or LC Guaranty shall be made in the following manner: a Borrower may give Agent and Bank a written notice of its request for the issuance of a Letter of Credit or LC Guaranty, not later than 11:00 a.m. (Chicago, Illinois time), one Business Day before the proposed issuance date thereof, in which notice such Borrower shall specify the proposed issuer, issuance date and format and wording for the Letter of Credit or LC Guaranty being requested (which shall be satisfactory to Agent and the Person being asked to issue such Letter of Credit or LC Guaranty); provided, that no such request may be made at a time when there exists a Default or Event of Default. Such request shall be accompanied by an executed application and reimbursement agreement in form and substance satisfactory to Agent and the Person being asked to issue the Letter of Credit or LC Guaranty, as well as any required resolutions.

          3.1.6. Method of Making Requests. As an accommodation to Borrowers, unless a Default or an Event of Default is then in existence, (i) Agent shall permit telephonic or electronic requests for Revolving Credit Loans to Agent, (ii) Agent and Bank may, in their discretion, permit electronic transmittal of requests for Letters of Credit and LC Guaranties to them, and (iii) Agent may, in Agent's discretion, permit electronic transmittal of instructions, authorizations, agreements or reports to Agent. Unless a Borrower specifically directs Agent or Bank in writing not to accept or act upon telephonic or electronic communications from such Borrower, neither Agent nor Bank shall have any liability to any Borrower for any loss or damage suffered by any Borrower as a result of Agent's or Bank's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent or Bank by any Borrower (other than in connection with Agent's or Bank's willful misconduct), and neither Agent nor Bank shall have any duty to verify the origin of any such communication or the authority of the Person sending it. Each telephonic request for a Revolving Credit Loan, Letter of Credit or LC Guaranty accepted by Agent and Bank, if applicable, hereunder shall be promptly followed by a written confirmation of such request from the applicable Borrower to Lender and Bank, if applicable.

          3.1.7. LIBOR Portions. Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, in the event a Borrower desires to obtain a LIBOR Portion, such Borrower shall give Agent a LIBOR Request no later than 11:00 a.m. (Chicago, Illinois time) on the third Business Day prior to the requested borrowing date. Each LIBOR Request shall be irrevocable and binding on Borrowers. In no event shall Borrowers be permitted to have outstanding at any one time LIBOR Portions with more than four (4) different Interest Periods.

          3.1.8. Conversion of Base Rate Portions. Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, a Borrower may, on any Business Day, convert any Base Rate Portion of such Borrower into a LIBOR Portion. If a Borrower desires to convert a Base Rate Portion, such Borrower shall give Agent a LIBOR Request no later then 11:00 a.m. (Chicago, Illinois time) on the third Business Day prior to the requested conversion date. After giving effect to any conversion of Base Rate Portions to LIBOR Portions, Borrowers shall not be permitted to have outstanding at any one time LIBOR Portions with more than four (4) different Interest Periods.

          3.1.9. Continuation of LIBOR Portions. Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, a Borrower may, on any Business Day, continue any LIBOR Portions of such Borrower into a subsequent Interest Period of the same or a different permitted duration. If a Borrower desires to continue a LIBOR Portion, such Borrower shall give Agent a LIBOR Request no later than 11:00 a.m. (Chicago, Illinois time) on the second Business Day prior to the requested continuation date. After giving effect to any continuation of LIBOR Portions, Borrowers shall not be permitted to have outstanding at any one time LIBOR Portions with more than four (4) different Interest Periods. If a Borrower shall fail to give timely notice of its election to continue any LIBOR Portion or portion thereof as provided above, or if such continuation shall not be permitted, such LIBOR Portion or portion thereof, unless such LIBOR Portion shall be repaid, shall automatically be converted into a Base Rate Portion at the end of the Interest Period then in effect with respect to such LIBOR Portion.

          3.1.10. Inability to Make LIBOR Portions. Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection 3.1.10, the term "Lender" shall include the office or branch where such Lender or any corporation or bank then controlling such Lender makes or maintains any LIBOR Portions) to make or maintain its LIBOR Portions, or if with respect to any Interest Period, Agent is unable to determine the LIBOR relating thereto, or adverse or unusual conditions in, or changes in applicable law relating to, the London interbank market make it, in the reasonable judgment of Agent, impracticable to fund therein any of the LIBOR Portions, or make the projected LIBOR unreflective of the actual costs of funds therefor to any Lender, the obligation of Agent and Lenders to make or continue LIBOR Portions or convert Base Rate Portions to LIBOR Portions hereunder shall forthwith be suspended during the pendency of such circumstances and the applicable Borrower shall, if any affected LIBOR Portions are then outstanding, promptly upon request from Agent, convert such affected LIBOR Portions into Base Rate Portions.

          3.2. Payments.

          Except where evidenced by notes or other instruments issued or made by one or more Borrowers to any Lender and accepted by such Lender specifically containing payment instructions that are in conflict with this Section 3.2 (in which case the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

          3.2.1. Principal. Principal on account of Revolving Credit Loans shall be payable by Borrowers to Agent for the ratable benefit of Lenders immediately upon the earliest of (i) the receipt by Agent or any Borrower of any proceeds of any of the Collateral (except as otherwise provided herein), including without limitation pursuant to subsections 3.3.1 and 6.2.4, to the extent of said proceeds, subject to Borrowers' rights to reborrow such amounts in compliance with subsection 1.1.1 hereof; (ii) the occurrence of an Event of Default in consequence of which Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations, or
     (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, that, if (a) an Overadvance (other than a New Reserve Overadvance) shall exist at any time, Borrowers shall, on demand, jointly and severally repay the Overadvance and (b) if a New Reserve Overadvance shall exist at any time, Borrowers shall jointly and severally repay such New Reserve Overadvance within two days after demand therefor. Each payment
     (including principal prepayment) by a Borrower on account of principal of the Revolving Credit Loans shall be applied first to Base Rate
     Portions and then to LIBOR Portions.

          3.2.2. Interest.

                 (i) Base Rate Portion. Interest accrued on Base Rate Portions shall be due and payable on the earliest of (1) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (2) the occurrence of an Event of Default in consequence of which Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations or (3) termination of this Agreement pursuant to Section 4 hereof.

                 (ii) LIBOR Portion. Interest accrued on each LIBOR Portion shall be due and payable on each LIBOR Interest Payment Date and on the earlier of (1) the occurrence of an Event of Default in consequence of which Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations or (2) termination of this Agreement pursuant to Section 4 hereof.

          3.2.3. Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be jointly and severally payable by Borrowers to Agent, as and when provided in Section 2 or Section 3 hereof, as applicable to Agent or a Lender, as applicable, or to any other Person designated by Agent or such Lender in writing.

          3.2.4. Other Obligations. The balance of the Obligations requiring the payment of money, if any, shall be jointly and severally payable by Borrowers to Agent for distribution to Lenders, as appropriate, as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

          3.2.5. Prepayment of/Failure to Borrow LIBOR Portions. Borrowers may prepay a LIBOR Portion only upon at least three (3) Business Days prior written notice to Agent (which notice shall be irrevocable). Borrowers shall jointly and severally pay to each Lender, upon request of such Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate such Lender for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Portion on a date other than the last day of the Interest Period for such LIBOR Portion;
     (ii) any failure by a Borrower to borrow a LIBOR Portion on the date specified by such Borrower's LIBOR Request; or (iii) any failure by a Borrower to pay a LIBOR Portion on the date for payment specified in such Borrower's written notice.

          3.3. Mandatory and Optional Prepayments.

          3.3.1. Proceeds of Sale, Loss, Destruction or Condemnation of Collateral. Except as provided in subsections 6.4.2 and 8.2.9, if any Borrower or any of its Restricted Subsidiaries sells any of the Collateral or if any of the Collateral is lost or destroyed or taken by condemnation, the applicable Borrower shall, unless otherwise agreed by Majority Lenders, pay to Agent for the ratable benefit of Lenders as and when received by such Borrower or such Restricted Subsidiary and as a mandatory prepayment of the Loans, as herein provided, a sum equal to the proceeds (including insurance payments but net of costs and taxes incurred in connection with such sale or event) received by such Borrower or such Restricted Subsidiary from such sale, loss, destruction or condemnation. In each case, the applicable prepayment shall be applied to reduce the outstanding principal balance of the Revolving Credit Loans and any applicable Intercompany Loans, but shall not permanently reduce the Revolving Loan Commitments. If the Collateral subject to such sale, loss, damage, destruction or condemnation consists of Eligible Accounts or Eligible Inventory, such prepayment shall be specifically applied against the portion of the Borrowing Base (and the applicable Individual Borrowing Base) predicated on such Collateral. If the Collateral subject to such sale, loss, damage, destruction or condemnation consists of Equipment or real Property, then the Additional Amount and the Fixed Asset Sublimit shall be permanently reduced by the amount of such prepayment, on a pro rata basis; in each case, the applicable Individual Borrowing Base shall also be reduced by an allocable portion of the amount of such prepayment.

          3.3.2. LIBOR Portions. If the application of any payment made in accordance with the provisions of this Section 3.3 at a time when no Event of Default has occurred and is continuing would result in termination of a LIBOR Portion prior to the last day of the Interest Period for such LIBOR Portion, the amount of such prepayment shall not be applied to such LIBOR Portion, but will, at Borrowers' option, be held by Agent in a non-interest bearing account at a Lender or another bank satisfactory to Agent in its discretion, which account is in the name of Agent and from which account only Agent can make any withdrawal, in each case to be applied as such amount would otherwise have been applied under this Section 3.3 at the earlier to occur of (i) the last day of the relevant Interest Period or
     (ii) the occurrence of a Default or an Event of Default.

          3.3.3. Optional Reductions of Revolving Loan Commitments. Borrowers may, at their option from time to time but not more than once in any 12 month period upon not less than 3 Business Days' prior written notice to Agent, terminate in whole or permanently reduce ratably in part, the unused portion of the Revolving Loan Commitments, provided, however, that (i) each such partial reduction shall be in an amount of $2,000,000 or integral multiples of $1,000,000 in excess thereof and (ii) the aggregate of all optional reductions to the Revolving Credit Commitments may not exceed $5,000,000 during any 12 month period or $10,000,000 during the Term. Except for charges under subsection 3.2.5 applicable to prepayments of LIBOR Portions and except for charges under Section 2.6 applicable to termination of the Revolving Loan Commitments, such prepayments shall be without premium or penalty.

          3.4. Application of Payments and Collections.

          3.4.1. Collections. All items of payment received by Agent by 12:00 noon, Chicago, Illinois, time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, Chicago, Illinois, time, on any Business Day shall be deemed received on the following Business Day. If as the result of collections of Accounts as authorized by subsection 6.2.4 hereof or otherwise, a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrowers, but shall be disbursed to a Borrower or otherwise at a Borrower's direction in the manner set forth in subsection 3.1.2, upon a Borrower's request at any time, so long as no Default or Event of Default then exists. Agent may at its option, offset such credit balance against any of the Obligations upon and during the continuance of an Event of Default.

          3.4.2. Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender). All payments shall be remitted to Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts, or, except as provided in subsection 3.3.1, other Collateral received by Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities, or expense reimbursements (other than amounts related to Product Obligations) then due to Agent or Lenders from any Borrower; second, to pay interest due from Borrowers in respect of all Loans, including Agent Loans; third, to pay or prepay principal of Agent Loans; fourth, to pay or prepay principal of the Revolving Credit Loans (other than Agent Loans) and unpaid reimbursement obligations in respect of Letters of Credit; fifth, to pay an amount to Agent equal to all outstanding Letter of Credit Obligations to be held as cash Collateral for such Obligations; sixth, to the payment of any other Obligation (other than amounts related to Product Obligations) due to the Agent or any Lender by any Borrower; and seventh, to pay any fees, indemnities or expense reimbursements related to Product Obligations. After the occurrence and during the continuance of an Event of Default, Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent or any Lender upon any of its books and records.

          3.5. All Loans to Constitute One Obligation.

               The Loans and LC Guarantees shall constitute one general joint and several Obligation of Borrowers, and shall be secured by Agent's Lien upon all of the Collateral.

          3.6. Loan Account.

          Agent shall enter all Loans as debits to one or more loan accounts (each, a "Loan Account") and shall also record in the Loan Account all payments made by each Borrower on any Obligations and all proceeds of Collateral which are finally paid to Agent, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to each Borrower.

          3.7. Statements of Account.

          Agent will account to Borrowers monthly with a statement of Loans, charges and payments made pursuant to this Agreement during the immediately preceding month, and such account rendered by Agent shall be deemed final, binding and conclusive upon Borrowers absent demonstrable error unless Agent is notified by Borrowers in writing to the contrary within 30 days of the date each accounting is received by Borrowers. Such notice shall only be deemed an objection to those items specifically objected to therein.

          3.8. Increased Costs.

          If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted or implemented after the date of this Agreement and having general applicability to all banks or finance companies within the jurisdiction in which any Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any governmental authority charged with the interpretation or application thereof, or the compliance of such Lender therewith, shall:

               (i) (1) subject to the terms of subsection 11.9.4, cause such Lender to incur any tax with respect to this Agreement (other than (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee) or (2) change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee);

               (ii) impose, modify or hold applicable any reserve (except any reserve taken into account in the determination of the applicable LIBOR), special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of such Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

               (iii) impose on such Lender or the London interbank market any other condition with respect to any Loan Document;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining Loans hereunder or the result of any of the foregoing is to reduce the rate of return on such Lender's capital as a consequence of its obligations hereunder, or the result of any of the foregoing is to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans, then, in any such case, Borrowers shall jointly and severally pay such Lender, upon demand and certification not later than sixty (60) days following its receipt of notice of the imposition of such increased costs, such additional amount as will compensate such Lender for such additional cost or such reduction, as the case may be, to the extent such Lender has not otherwise been compensated, with respect to a particular Loan, for such increased cost as a result of an increase in the Base Rate or the LIBOR. An officer of the applicable Lender shall determine the amount of such additional cost or reduced amount using reasonable averaging and attribution methods and shall certify the amount of such additional cost or reduced amount to Borrowers, which certification shall include a written explanation of such additional cost or reduction to Borrowers. Such certification shall be conclusive absent manifest error. If a Lender claims any additional cost or reduced amount pursuant to this Section 3.8, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by Borrowers if the making of such designation or filing would avoid the need for, or reduce the amount of, any such additional cost or reduced amount and would not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender.

          3.9. Basis for Determining Interest Rate Inadequate.


          In the event that Agent or any Lender shall have determined that:

                (i) reasonable means do not exist for ascertaining the LIBOR for any Interest Period; or

                (ii) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank market with respect to a proposed LIBOR Portion, or a proposed conversion of a Base Rate Portion into a LIBOR Portion; then

Agent or such Lender shall give Borrowers prompt written, telephonic or electronic notice of the determination of such effect. If such notice is given,
(i) any such requested LIBOR Portion shall be made as a Base Rate Portion, unless Borrowers shall notify Agent no later than 10:00 a.m. (Chicago, Illinois time) three (3) Business Days prior to the date of such proposed borrowing that the request for such borrowing shall be canceled or made as an unaffected type of LIBOR Portion, and (ii) any Base Rate Portion which was to have been converted to an affected type of LIBOR Portion shall be continued as or converted into a Base Rate Portion, or, if Borrowers shall notify Agent, no later than 10:00 a.m. (Chicago, Illinois time) three (3) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Portion.

          3.10. Sharing of Payments, Etc.

          If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Loan made by it in excess of its ratable share of payments on account of Loans made by all Lenders, such Lender shall forthwith purchase from each other Lender such participation in such Loan as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each other Lender; provided, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lenders the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 3.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of each Borrower in the amount of such participation. Notwithstanding anything to the contrary contained herein, all purchases and repayments to be made under this
Section 3.10 shall be made through Agent.

          3.11. Optional Prepayment/Replacement of Lenders.

          If (a) Borrowers are required to pay increased sums to a particular Lender (an "Affected Lender") pursuant to the last sentence of Section 2.12 or
Section 3.8 or (b) Borrowers are notified that an Affected Lender will not make or maintain LIBOR Portions pursuant to subsection 3.1.10 or Section 3.9, Borrowers may, at their option, notify Agent and such Lender of their intention to do one of the following:

               (i) Borrowers may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrowers obtain a Replacement Lender that will refinance all outstanding Obligations owed to such Affected Lender and assume its entire Revolving Loan Commitment hereunder within sixty (60) days following notice of Borrowers' intention to do so, the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions of subsection 11.9.1, provided that Borrowers have reimbursed such Affected Lender for (1) any fees owing by such Affected Lender under subsection 11.9.1 and (2) the amount of fees and expenses as to which such Affected Lender is entitled to reimbursement by Borrowers hereunder through the date of such sale and assignment; or

               (ii) Borrowers may prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's entire Revolving Loan Commitment, in which case the Revolving Loan Commitment will be reduced by such Affected Lender's pro rata share of aggregate Revolving Loan Commitment. Borrowers shall, within sixty
          (60) days following notice of their intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including, in each case, the amount of fees and expenses as to which such Affected Lender is entitled to reimbursement by Borrowers hereunder through the date of such prepayment), and terminate all of such Affected Lender's obligations under the Revolving Loan Commitment.

                         SECTION 4. TERM AND TERMINATION

          4.1. Term of Agreement.

          Subject to the right of Lenders to cease making Loans to Borrowers during the continuance of any Default or Event of Default, this Agreement shall be in effect for a period of 4 years from the date hereof, through and including December 18, 2005 (the "Term"), unless terminated as provided in Section 4.2 hereof.

          4.2. Termination.


          4.2.1. Termination by Lenders. Agent may, and at the direction of Majority Lenders shall, terminate the obligations of Agent and Lenders to make further Loans or issue further Letters of Credit or LC Guaranties under this Agreement without notice upon or after the occurrence and during the continuance of an Event of Default.

          4.2.2. Termination by Borrowers. Upon at least 10 days prior written notice to Agent and Lenders, Borrowers may, at their option, terminate this Agreement; provided, however, no such termination shall be effective until Borrowers have paid or collateralized to Agent's satisfaction all of the Obligations in immediately available funds, all Letters of Credit and LC Guaranties have expired, terminated or have been cash collateralized to Agent's satisfaction and Borrowers have complied with Section 2.6 and subsection 3.2.5. Any notice of termination given by Borrowers shall be irrevocable unless all Lenders otherwise agree in writing and no Lender shall have any obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Borrowers may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

          4.2.3. Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and Agent and each Lender shall retain all of its rights and remedies under the Loan Documents notwithstanding such termination until all Obligations have been discharged or paid, in full, in immediately available funds, including, without limitation, all Obligations under
     Section 2.6 and subsection 3.2.5 resulting from such termination. Notwithstanding the foregoing or the payment in full of the Obligations, Agent shall not be required to terminate its Liens in the Collateral unless, with respect to any loss or damage Agent may incur as a result of dishonored checks or other items of payment received by Agent from any Borrower or any Account Debtor and applied to the Obligations, Agent shall, at its option, (i) have received a written agreement satisfactory to Agent, executed by Borrowers and by any Person whose loans or other advances to any Borrower are used in whole or in part to satisfy the Obligations, indemnifying Agent and each Lender from any such loss or damage or (ii) have retained cash Collateral or other Collateral for such period of time as Agent, in its discretion, may deem necessary to protect Agent and each Lender from any such loss or damage.

                          SECTION 5. SECURITY INTERESTS

          5.1. Security Interest in Collateral.

          To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Borrower hereby grants to Agent for the benefit of itself and each Lender a continuing Lien upon all of such Borrower's assets, including all of the following Property and interests in Property of such Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

               (i) Accounts;

               (ii) Certificated Securities;

               (iii) Chattel Paper;

               (iv) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

               (v) Contract Rights;

               (vi) Deposit Accounts;

               (vii) Documents;

               (viii) Equipment;

               (ix) Financial Assets;

               (x) Fixtures;

               (xi) General Intangibles, including Payment Intangibles and Software;

               (xii) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

               (xiii) Instruments;

               (xiv) Intellectual Property;

               (xv) Inventory;

               (xvi) Investment Property; (xvii) money (of every jurisdiction whatsoever);

               (xviii) Letter-of-Credit Rights;

               (xix) Payment Intangibles;

               (xx) Security Entitlements;

               (xxi) Software;

               (xxii) Supporting Obligations;

               (xxiii) Uncertificated Securities; and

                    (xxiv) to the extent not included in the foregoing, all
               other personal property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided, that (a) the grant under this Section 5.1 shall not include more than 65% of the Securities of any Foreign Subsidiary and (b) the foregoing shall not include (and the grant, assignment and transfer of a security interest as provided herein shall not extend to) (i) "intent-to use" trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise or (ii) any General Intangibles or Intellectual Property which in accordance with applicable licenses or other agreements applicable thereto terminate or become terminable if a security interest is granted therein (a "Terminable Intangible"); provided, further, that the foregoing shall include any and all Accounts, Chattel Paper, payment intangibles and Instruments arising under any and all such Terminable Intangibles. Each Borrower represents and warrants, and covenants and agrees, that its General Intangibles and Intellectual Property constituting Terminable Intangibles are not, and will not at any time be, material to the business or operations of Borrowers and the Restricted Subsidiaries taken as a whole.

          5.2. Other Collateral.


          5.2.1. Commercial Tort Claims. The applicable Borrower shall promptly notify Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the Closing Date involving an amount in excess of $200,000 against any third party and, upon request of Agent, promptly enter into an amendment to this Agreement and do such other acts or things deemed appropriate by Agent to give Agent a security interest in any such Commercial Tort Claim. Each Borrower represents and warrants that as of the date of this Agreement, to its knowledge, it does not possess any Commercial Tort Claims.

          5.2.2. Other Collateral. The applicable Borrower shall promptly notify Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper and, within 10 days after request by Agent, execute such other documents, and do such other acts or things deemed appropriate by Agent to deliver to Agent control with respect to such Collateral; promptly notify Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments and, within 10 days after request by Agent, execute such other documents, and do such other acts or things deemed appropriate by Agent to deliver to Agent possession of such Documents which are negotiable and Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued in the name of Agent; and with respect to Collateral in the possession of a third party, other than Certificated Securities and Goods covered by a Document, use its best efforts to obtain an acknowledgement from the third party that it is holding the Collateral for the benefit of Agent; provided, that in the case of Inventory in the possession of a third party, the failure to receive such an acknowledgment shall have the consequence that such Inventory shall not constitute Eligible Inventory and such failure shall not constitute an Event of Default hereunder. The provisions of this subsection 5.2.2 shall not apply to more than 65% of the Securities of any Foreign Subsidiary.

          5.3. Lien Perfection; Further Assurances.

          Each Borrower shall execute such UCC-1 financing statements as are required by the UCC and such other instruments, assignments or documents as are necessary to perfect Agent's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Agent's Lien upon the Collateral. Unless prohibited by applicable law, each Borrower hereby authorizes Agent to execute and file any such financing statement, including, without limitation, financing statements that indicate the Collateral (i) as all assets of such Borrower or words of similar effect, or
(ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in Section 5.1, on such Borrower's behalf. Each Borrower also hereby ratifies its authorization for Agent to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Agent's request, each Borrower shall also promptly execute or cause to be executed and shall deliver to Agent any and all documents, instruments and agreements deemed necessary by Agent, to give effect to or carry out the terms or intent of the Loan Documents. The provisions of this Section 5.3 (i) shall not require that any leasehold mortgages be provided other than upon Agent's reasonable request therefor and (ii) shall not apply to the motor vehicles owned by a Borrower to the extent that the fair market value of the motor vehicles owned by Borrowers and the Restricted Subsidiaries does not exceed $300,000 in the aggregate.

          5.4. Lien on Realty.

          The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by Mortgages upon all real Property of each Borrower now or hereafter owned. Each Mortgage shall be executed by the applicable Borrower in favor of Agent. Each Mortgage shall be duly recorded, at Borrowers' joint and several expense, in each office where such recording is required to constitute a fully perfected first Lien on the real Property covered thereby. The applicable Borrower shall deliver to Agent, at Borrowers' joint and several expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Agent, which policies shall be in form and substance satisfactory to Agent and shall insure a valid first Lien in favor of Agent, for the benefit of itself and the Lenders, on the Property covered by each Mortgage, subject only to those exceptions acceptable to Agent and its counsel. The applicable Borrower shall deliver to Agent such other documents, including, without limitation, as-built survey prints of the real Property, as Agent and its counsel may request relating to the real Property subject to the Mortgages. Agent and Lenders agree that final survey prints of the real Property existing as the Closing Date, and final title insurance policies reflecting the delivery of such surveys, all in form or substance reasonably satisfactorily to Agent, may be delivered to Agent within 30 days after the Closing Date. Notwithstanding the foregoing provisions of this Section 5.4, a Borrower may grant a Lien in real Property acquired by such Borrower after the Closing Date to a mortgagee other than Agent, so long as (a) the fair market value of such real Property does not exceed (1) $500,000 individually or (2) $1,000,000 in the aggregate, together with all other real Property owned by Borrowers that is not subject to the Lien of a Mortgage and (b) such Lien granted to a mortgagee other than Agent secures Indebtedness that is incurred pursuant to and in accordance with subsection 8.2.3(xiv).

                      SECTION 6. COLLATERAL ADMINISTRATION

          6.1. General.

          6.1.1. Location of Collateral. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by a Borrower or one of its Restricted Subsidiaries at one or more of the business locations set forth in Exhibit 6.1.1 hereto, as updated by Borrowers providing prior written notice to Agent of any new location.

          6.1.2. Insurance of Collateral. Borrowers shall maintain and pay for insurance upon all Collateral wherever located and with respect to the business of each Borrower and each of its Restricted Subsidiaries, covering casualty, hazard, public liability, workers' compensation and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrowers shall deliver certified copies of such policies to Agent as promptly as practicable, with satisfactory lender's loss payable endorsements, naming Agent as a loss payee, assignee or additional insured, as appropriate, as its interest may appear, and showing only such other loss payees, assignees and additional insureds as are satisfactory to Agent. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 10 days' prior written notice to Agent in the event of cancellation of the policy for nonpayment of premium and not less than 30 days' prior written notice to Agent in the event of cancellation of the policy for any other reason whatsoever and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower, any of its Restricted Subsidiaries or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. Borrowers agree to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. All proceeds of business interruption insurance (if any) of each Borrower and its Restricted Subsidiaries shall be remitted to Agent for application to the outstanding balance of the Revolving Credit Loans.

          By its execution of this Agreement, Agent acknowledges that, as of the date hereof, the insurance coverages of Borrowers and the Restricted Subsidiaries are satisfactory to Agent in its reasonable judgment.

          Unless Borrowers provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrowers' joint and several expense to protect Agent's interests in the Properties of each Borrower and its Restricted Subsidiaries. This insurance may, but need not, protect the interests of each Borrower and its Restricted Subsidiaries. The coverage that Agent purchases may not pay any claim that a Borrower or any Restricted Subsidiary makes or any claim that is made against a Borrower or any such Restricted Subsidiary in connection with said Property. Borrowers may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrowers and their Restricted Subsidiaries have obtained insurance as required by this Agreement. If Agent purchases insurance, Borrowers will be jointly and severally responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance that Borrowers and the Restricted Subsidiaries may be able to obtain on their own.

          6.1.3. Protection of Collateral. Neither Agent nor any Lender shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's or any Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrowers' sole risk.

          6.2. Administration of Accounts.


          6.2.1. Records, Schedules and Assignments of Accounts. Each Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall reasonably request a sales and collections report for the preceding period, in form consistent with the reports currently prepared by such Borrower with respect to such information. Concurrently with the delivery of each Borrowing Base Certificate described in subsection 8.1.4, or more frequently as requested by Agent, from and after the date hereof, each Borrower shall deliver to Agent a detailed aged trial balance (in a form consistent with that of the aged trial balances delivered to Agent prior to the Closing Date) of all of its Accounts, specifying the names, addresses, face values, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and upon Agent's reasonable request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request. If requested by Agent, each Borrower shall execute and deliver to Agent formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

          6.2.2. Discounts, Allowances, Disputes. If a Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, such Borrower shall report such discounts, allowances or credits, as the case may be, to Agent as part of the next required Schedule of Accounts.

          6.2.3. Account Verification. Any of Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Agent, any designee of Agent or a Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, electronic communication or otherwise; provided, that prior to conducting any such verifications, Agent shall have consulted with Borrowers about the verification process and the manner in which Agent proposes to conduct such verifications. Each Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

          6.2.4. Maintenance of Dominion Account. Each Borrower shall maintain a Dominion Account or Accounts pursuant to lockbox and blocked account arrangements acceptable to Agent with such banks as may be selected by such Borrower and be acceptable to Agent. Each Borrower shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox and blocked accounts to the Dominion Account for application on account of the Obligations as provided in subsection 3.2.1. All funds deposited in any Dominion Account shall immediately become the property of Agent, for the ratable benefit of Lenders, and each Borrower shall obtain the agreement by the applicable banks in favor of Agent to waive any recoupment, setoff rights, and any security interest in, or against, the funds so deposited. Agent assumes no responsibility for such lockbox and blocked account arrangements, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Agent and Lenders acknowledge that as of the Closing Date, certain of the lockbox arrangements described in this subsection 6.2.4 have not yet been put in place. Borrowers agree to establish all such lockbox arrangements within 60 days after the Closing Date.

          6.2.5. Collection of Accounts, Proceeds of Collateral. Each Borrower agrees that all invoices rendered and other requests made by such Borrower for payment in respect of Accounts shall contain a written statement directing payment in respect of such Accounts to be paid to a lockbox established pursuant to subsection 6.2.4. To expedite collection, each Borrower shall endeavor in the first instance to make collection of its Accounts for Agent. All remittances received by each Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Agent's property, for its benefit and the benefit of Lenders, by such Borrower as trustee of an express trust for Agent's benefit and such Borrower shall immediately deposit same in kind in the Dominion Account. Agent retains the right at all times after the occurrence and during the continuance of an Event of Default to notify Account Debtors that each Borrower's Accounts have been assigned to Agent and to collect each Borrower's Accounts directly in its own name, or in the name of Agent's agent, and to charge the collection costs and expenses, including attorneys' fees, jointly and severally to Borrowers.

          6.2.6. Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of the applicable Borrower and to charge any Borrower therefor, except for taxes that (i) are being actively contested in good faith and by appropriate proceedings and with respect to which the applicable Borrower maintains reasonable reserves on its books therefor and (ii) would not reasonably be expected to result in any Lien other than a Permitted Lien. In no event shall Agent or any Lender be liable for any taxes to any governmental taxing authority that may be due by any Borrower.

          6.3. Administration of Inventory.

          Each Borrower shall keep records of its Inventory which records shall be complete and accurate and complete in all material respects. Each Borrower shall furnish to Agent Inventory reports concurrently with the delivery of each Borrowing Base Certificate described in subsection 8.1.4 or more frequently as reasonably requested by Agent, which reports will be in a form consistent with that of the Inventory reports delivered to Agent prior to the Closing Date, and shall include such other detail as Agent shall reasonably request and shall include a current list of all locations of such Borrower's Inventory. Each Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Agent a report based on each such physical inventory promptly thereafter, together with such supporting information as Agent shall reasonably request.

          6.4. Administration of Equipment.

          6.4.1. Records and Schedules of Equipment. Each Borrower shall keep records of its Equipment which shall be complete and accurate in all material respects itemizing and describing the kind, type, quality, quantity and book value of its Equipment and all dispositions made in accordance with subsection 6.4.2 hereof, and each Borrower shall, and shall cause each of its Restricted Subsidiaries to, furnish Agent with a current schedule containing the foregoing information on at least an annual basis and more often if reasonably requested by Agent. Promptly after the request therefor by Agent, each Borrower shall deliver to Agent any and all evidence of ownership, if any, of any of its Equipment.

          6.4.2. Dispositions of Equipment. Neither any Borrower nor any of its Restricted Subsidiaries shall sell, lease or otherwise dispose of or transfer any of its respective Equipment or other fixed assets or any part thereof without the prior written consent of Agent; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists and is continuing, to (i) a sale and leaseback transaction that is permitted under subsection 8.2.9, (ii) dispositions of Equipment and other fixed assets which, in the aggregate during any consecutive twelve-month period, have a fair market value or a book value, whichever is less, of (a) $150,000 or less for any single Borrower or Restricted Subsidiary or (b) $500,000 or less in the aggregate for all Borrowers and Restricted Subsidiaries, provided that all proceeds thereof are remitted to Agent for application to the Loans as provided in subsection 3.3.1, or (iii) replacements of Equipment or other fixed assets that are substantially worn, damaged or obsolete with Equipment or other fixed assets of like kind, function and value which are useful in the business of a Borrower or one of its Restricted Subsidiaries, provided that the replacement Equipment or other fixed assets shall be acquired within 120 days after any disposition of the Equipment or other fixed assets that are to be replaced and the replacement Equipment or other fixed assets shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens.

          6.5. Payment of Charges.


          All amounts chargeable to any Borrower under Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Base Rate Portions from time to time.

                    SECTION 7. REPRESENTATIONS AND WARRANTIES

          7.1. General Representations and Warranties.


          To induce Agent and each Lender to enter into this Agreement and to make advances hereunder, each Borrower warrants, represents and covenants to Agent and each Lender that:

          7.1.1. Qualification. Each Borrower and each Restricted Subsidiary is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Borrower and each Restricted Subsidiary is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company, limited partnership or corporation, as applicable, in each state or jurisdiction listed on Exhibit 7.1.1 hereto and in all other states and jurisdictions in which the failure of such Borrower or any Restricted Subsidiary to be so qualified could reasonably be expected to have a Material Adverse Effect.

          7.1.2. Power and Authority. Each Borrower and each Restricted Subsidiary is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate or other relevant action and do not and will not (i) require any consent or approval of the shareholders of such Borrower or any of the shareholders, partners or members, as the case may be, of any Restricted Subsidiary; (ii) contravene such Borrower's or any Restricted Subsidiary's charter, articles or certificate of incorporation, partnership agreement, certificate of formation, by-laws, limited liability agreement, operating agreement or other organizational documents (as the case may be); (iii) violate, or cause such Borrower or any Restricted Subsidiary to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower or any Restricted Subsidiary, the violation of which could reasonably be expected to have a Material Adverse Effect;
     (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower or any Restricted Subsidiary is a party or by which it or its Properties may be bound or affected, including without limitation the Parent Indenture, the breach of or default under which could reasonably be expected to have a Material Adverse Effect; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by such Borrower or any Restricted Subsidiary.

          7.1.3. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower and each Restricted Subsidiary party thereto, enforceable against it in accordance with its respective terms.

          7.1.4. Capital Structure. Exhibit 7.1.4 hereto states, as of the date hereof, (i) the correct name of each of the Subsidiaries of each Borrower, its jurisdiction of incorporation or organization and the percentage of its Voting Stock owned by such Borrower, (ii) the name of each Borrower's and each Restricted Subsidiary's corporate or joint venture relationships and the nature of the relationship, (iii) the number, nature and holder of all outstanding Securities of each Borrower and the holder of Securities of each Subsidiary of such Borrower and (iv) the number of authorized, issued and treasury Securities of each Borrower. Each Borrower has good title to all of the Securities it purports to own of each of such Restricted Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Securities have been duly issued and are fully paid and non-assessable. As of the date hereof, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell any Securities or obligations convertible into, or any powers of attorney relating to any Securities of any Borrower or any of its Restricted Subsidiaries. Except as set forth on Exhibit 7.1.4, as of the date hereof, there are no outstanding agreements or instruments binding upon any of any Borrower's or any of its Restricted Subsidiaries' partners, members or shareholders, as the case may be, relating to the ownership of its Securities.

          7.1.5. Names; Organization. Neither any Borrower nor any Restricted Subsidiary has been known as or has used any legal, fictitious or trade names except those listed on Exhibit 7.1.5 hereto. Except as set forth on
     Exhibit 7.1.5, neither any Borrower nor any Restricted Subsidiary has been the surviving entity of a merger or consolidation or has acquired all or substantially all of the assets of any Person. Each Borrower's and each Restricted Subsidiary's state(s) of incorporation or organization, Type of Organization and Organizational I.D. Number is set forth on Exhibit 7.1.5. The exact legal name of each Borrower and each Restricted Subsidiary is set forth on Exhibit 7.1.5.

          7.1.6. Business Locations; Agent for Process. Each Borrower's and each Restricted Subsidiary's chief executive office, location of books and records and other places of business are as listed on Exhibit 6.1.1 hereto, as updated from time to time by Borrowers in accordance with the provisions of subsection 6.1.1; provided, that Exhibit 6.1.1 hereto need not include, and Agent need not receive, notice of, up to (i) $5,000 of Inventory located at any one location and (ii) $50,000 of Inventory at all locations in the aggregate. During the preceding one-year period, neither any Borrower nor any Restricted Subsidiary has had an office, place of business or agent for service of process, other than as listed on Exhibit 6.1.1. All tangible Collateral is and will at all times be kept by a Borrower or a Restricted Subsidiary in accordance with subsection 6.1.1. Except as shown on Exhibit 6.1.1, as of the date hereof, no Inventory is stored with a bailee, distributor, warehouseman or similar party, nor is any Inventory consigned to any Person.

          7.1.7. Title to Properties; Priority of Liens. Each Borrower and each Restricted Subsidiary has indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Each Borrower and each Restricted Subsidiary has paid or discharged each lawful claim which, if unpaid, is reasonably likely to become a Lien against any of such Borrower's or such Restricted Subsidiary's Properties that is not a Permitted Lien. The Liens granted to Agent under Section 5 hereof are first priority Liens, subject only to Permitted Liens.

          7.1.8. Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by each Borrower with respect to any Account or Accounts. With respect to each of each Borrower's Accounts, whether or not such Account is an Eligible Account, unless otherwise disclosed to Agent in writing:

               (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

               (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by such Borrower, in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between such Borrower and the Account Debtor;

               (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent;

               (iv) To the best of such Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered or made available to Agent with respect thereto;

               (v) To the best of such Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

               (vi) To the best of such Borrower's knowledge, there are no proceedings or actions which are threatened or pending against the Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

          7.1.9. Equipment. The Equipment of each Borrower and each Restricted Subsidiary is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the operating efficiency thereof shall be maintained and preserved, reasonable wear and tear excepted. Neither any Borrower nor any Restricted Subsidiary will permit any Equipment to become affixed to any real Property leased to any Borrower or any Restricted Subsidiary so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form reasonably acceptable to Agent, and no Borrower will permit any of the Equipment of any Borrower or any Restricted Subsidiary to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Agent.

          7.1.10. Financial Statements; Fiscal Year. The Consolidated and consolidating balance sheets of Parent and its Subsidiaries (including the accounts of all Subsidiaries of Parent and their respective Subsidiaries for the respective periods during which a Subsidiary relationship existed) as of September 30, 2001, and the related statements of income, changes in shareholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly in all material respects the financial positions of Parent and such Persons at such dates and the results of Parent's and such Persons' operations for such periods. As of the date hereof, since September 30, 2001, there has been no material adverse change in the financial position of Parent and such other Persons, taken as a whole, as reflected in the Consolidated balance sheet as of such date. As of the date hereof, the fiscal year of Parent and each of its Subsidiaries ends on December 31 of each year (except that the fiscal year of FIR Holdings and its Subsidiaries ends on October 31 of each year).

          7.1.11. Full Disclosure. The financial statements referred to in subsection 7.1.10 hereof do not, nor does this Agreement or any other written statement of any Borrower to Agent or any Lender contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which any Borrower has failed to disclose to Agent or any Lender in writing which could reasonably be expected to have a Material Adverse Effect.

          7.1.12. Solvent Financial Condition. Each Borrower and each Restricted Subsidiary is now and, after giving effect to the initial Loans to be made and the initial Letters of Credit and LC Guaranties to be issued hereunder and all related transactions, will be, Solvent.

          7.1.13. Surety Obligations. Except as set forth on Exhibit 7.1.13, as of the date hereof, neither any Borrower nor any Restricted Subsidiary is obligated as surety or indemnitor under any surety or similar bond or other contract or has issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

          7.1.14. Taxes. The federal tax identification number of each Borrower and each Restricted Subsidiary is shown on Exhibit 7.1.14 hereto. Each Borrower and each Restricted Subsidiary has filed all federal, state and local tax returns and other reports relating to taxes it is required by law to file, and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and each Borrower and each Restricted Subsidiary maintains reasonable reserves on its books therefor. The provision for taxes on the books of each Borrower and each Restricted Subsidiary is adequate for all years not closed by applicable statutes, and for the current fiscal year.

          7.1.15. Brokers. Except as shown on Exhibit 7.1.15 hereto, there are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

          7.1.16. Patents, Trademarks, Copyrights and Licenses. Each Borrower and each Restricted Subsidiary owns, possesses or licenses or has the right to use all the patents, trademarks, service marks, trade names, copyrights, licenses and other Intellectual Property necessary for the present and planned future conduct of its business without any known conflict with the rights of others, except for such conflicts as could not reasonably be expected to have a Material Adverse Effect. All such patents, trademarks, service marks, tradenames, copyrights, licenses, and other similar rights are listed on Exhibit 7.1.16 hereto. No claim has been asserted to any Borrower or any Restricted Subsidiary which is currently pending that their use of their Intellectual Property or the conduct of their business does or may infringe upon the Intellectual Property rights of any third party. To the knowledge of each Borrower and except as set forth on Exhibit 7.1.16 hereto, as of the date hereof, no Person is engaging in any activity that infringes in any material respect upon any Borrower's or any Restricted Subsidiary's material Intellectual Property. Except as set forth on Exhibit 7.1.16, each Borrower's and each Restricted Subsidiary's material trademarks, service marks, and copyrights are registered with the U.S. Patent and Trademark Office or in the U.S. Copyright Office, as applicable. In addition, except as set forth on Exhibit 7.1.16, each Borrower's and each Restricted Subsidiary's material license agreements and similar arrangements relating to its Inventory (1) permits, and does not restrict, the assignment by any Borrower or any Restricted Subsidiary to Agent, or any other Person designated by Agent, of all of such Borrower's or such Restricted Subsidiary's, as applicable, rights, title and interest pertaining to such license agreement or such similar arrangement and (2) would permit the continued use by such Borrower or such Restricted Subsidiary, or Agent or its assignee, of such license agreement or such similar arrangement and the right to sell Inventory subject to such license agreement for a period of no less than 6 months after a default or breach of such agreement or arrangement, in each case to the extent that the failure to permit the same could not reasonably be expected to have a Material Adverse Affect. The consummation and performance of the transactions and actions contemplated by this Agreement and the other Loan Document, including without limitation, the exercise by Agent of any of its rights or remedies under Section 10, will not result in the termination or impairment of any of any Borrower's or any Restricted Subsidiary's ownership or rights relating to its Intellectual Property, except for such Intellectual Property rights the loss or impairment of which could not reasonably be expected to have a Material Adverse Effect. Except as listed on Exhibit 7.1.16 and except as could not reasonably be expected to have a Material Adverse Effect, (i) neither any Borrower nor any Restricted Subsidiary is in breach of, or default under, any term of any license or sublicense with respect to any of its Intellectual Property and (ii) to the knowledge of each Borrower, no other party to such license or sublicense is in breach thereof or default thereunder, and such license is valid and enforceable.

          7.1.17. Governmental Consents. Each Borrower and each Restricted Subsidiary has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except where the failure to possess or so maintain such rights could not reasonably be expected to have a Material Adverse Effect.

          7.1.18. Compliance with Laws. Each Borrower and each Restricted Subsidiary has duly complied, and its Properties, business operations and leaseholds are in compliance with, the provisions of all federal, state and local laws, rules and regulations applicable to such Borrower or such Restricted Subsidiary, as applicable, its Properties or the conduct of its business, except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect, and there have been no citations, notices or orders of noncompliance issued to any Borrower or any Restricted Subsidiary under any such law, rule or regulation, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect. Each Borrower and each Restricted Subsidiary has established and maintains an adequate monitoring system to insure that it remains in compliance in all respects with all federal, state and local rules, laws and regulations applicable to it, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. ss.201 et seq.), as amended.

          7.1.19. Restrictions. Neither any Borrower nor any Restricted Subsidiary is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit 7.1.19 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by any Borrower or any Restricted Subsidiary, as applicable.

          7.1.20. Litigation. Except as set forth on Exhibit 7.1.20 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of each Borrower, threatened, against or affecting any Borrower or any Restricted Subsidiary, or the business, operations, Properties, prospects, profits or condition of any Borrower or any Restricted Subsidiary which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither any Borrower nor any Restricted Subsidiary is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal, which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          7.1.21. No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or any Borrower's performance hereunder, constitute a Default or an Event of Default. Neither any Borrower nor any Restricted Subsidiary is in default in (and no event has occurred and no condition exists which constitutes, or which the passage of time or the giving of notice or both would constitute, a default in) the payment of any Indebtedness to any Person for Money Borrowed.

          7.1.22. Leases. Exhibit 7.1.22 hereto is a complete listing of all capitalized and operating personal property leases of each Borrower and each Restricted Subsidiary and all real property leases of each Borrower and each Restricted Subsidiary. Each Borrower and each Restricted Subsidiary is in full compliance with all of the terms of each of its respective capitalized and operating leases, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

          7.1.23. Pension Plans. Except as disclosed on Exhibit 7.1.23 hereto, neither any Borrower nor any Restricted Subsidiary has any Plan. Each Borrower and each Restricted Subsidiary is in compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. No fact or situation that could reasonably be expected to result in a material adverse change in the financial condition of each Borrower and each Restricted Subsidiary exists in connection with any Plan. Neither any Borrower nor any Restricted Subsidiary has any withdrawal liability in connection with a Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

          7.1.24. Trade Relations. There exists no actual or, to each Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or any Restricted Subsidiary and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower and its Restricted Subsidiaries, or with any material supplier, except in each case, where the same could not reasonably be expected to have a Material Adverse Effect, and there exists no present condition or state of facts or circumstances which would prevent any Borrower or any Restricted Subsidiary from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

          7.1.25. Labor Relations. Except as described on Exhibit 7.1.25 hereto, as of the date hereof, neither any Borrower nor any Restricted Subsidiary is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of any Borrower's or any Restricted Subsidiary's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization, except those that could not reasonably be expected to have a Material Adverse Effect.

          7.1.26. Matters Relating to Parent Indenture. Each Borrower and each Restricted Subsidiary is a "Restricted Subsidiary" under and as defined in the Parent Indenture. Neither any Borrower nor any Restricted Subsidiary has provided (or is required to provide) a guarantee in respect of the Parent Senior Notes pursuant to the terms of subsection 4.15 of the Parent Indenture.

          7.2. Continuous Nature of Representations and Warranties.

          Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of a Borrower's or a Restricted Subsidiary's business or operations that would render the information in any exhibit attached hereto or to any other Loan Document either inaccurate, incomplete or misleading, so long as Majority Lenders have consented to such changes or such changes are expressly permitted by this Agreement. Without limiting the generality of the foregoing, each Loan request made or deemed made pursuant to subsection 3.1.1 hereof shall constitute each Borrower's reaffirmation, as of the date of each such loan request, of each representation, warranty or other statement made or furnished to Agent or any Lender by or on behalf of any Borrower, any Restricted Subsidiary, or any Guarantor in this Agreement, any of the other Loan Documents, or any instrument, certificate or financial statement furnished in compliance with or in reference thereto.

          7.3. Survival of Representations and Warranties.


          All representations and warranties of each Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent and each Lender and the parties thereto and the closing of the transactions described therein or related thereto.

                 SECTION 8. COVENANTS AND CONTINUING AGREEMENTS

          8.1. Affirmative Covenants.

          During the Term, and thereafter for so long as there are any Obligations outstanding, each Borrower covenants that, unless otherwise consented to by Majority Lenders, in writing, it shall:

          8.1.1. Visits and Inspections; Lender Meeting. Permit (i) representatives of Agent, and during the continuation of any Default or Event of Default any Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of each Borrower and each Restricted Subsidiary, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, each Borrower's and each Restricted Subsidiary's business, assets, liabilities, financial condition, business prospects and results of operations; provided that so long as no Default or Event of Default exists, Agents and each Lender shall provide Borrowers with two days' prior notice of any discussion between such Person and any Borrowers or Restricted Subsidiary's independent accountants; and (ii) appraisers engaged pursuant to Section
     2.10 (whether or not personnel of Agent), from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of each Borrower and each Restricted Subsidiary, for the purpose of completing appraisals pursuant to Section
     2.10. Agent, if no Default or Event of Default then exists, shall give the applicable Borrower reasonable prior notice of any such inspection or audit. Without limiting the foregoing, Borrowers will participate and will cause their key management personnel to participate in a meeting with Agent and Lenders periodically during each year, which meeting(s) shall be held at such times and such places as may be reasonably requested by Agent.

          8.1.2. Notices. Promptly notify Agent in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect as of the date made or remade. In addition, each Borrower agrees to provide Agent with prompt written notice of any change in the information disclosed in any Exhibit hereto, in each case after giving effect to the materiality limits and Material Adverse Effect qualifications contained therein.

          8.1.3. Financial Statements. Keep, and cause Parent and each Restricted Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with customary accounting practices reflecting all its financial transactions; and cause to be prepared and furnished to Agent, the following, all to be prepared in accordance with GAAP applied on a consistent basis, unless Parent's certified public accountants concur in any change therein and such change is disclosed to Agent and is consistent with GAAP:

               (i) not later than 100 days after the close of each fiscal year of Borrowers, unqualified (except for a qualification for a change in accounting principles with which the accountant concurs) audited financial statements of Parent as of the end of such year, on a Consolidated basis (together with comparisons of the results shown on such statements with historical results for such period from the prior fiscal year), certified by a firm of independent certified public accountants of recognized standing selected by Parent but acceptable to Agent and, within a reasonable time thereafter a copy of any management letter issued in connection therewith;

               (ii) not later than 30 days after the end of each month hereafter, including the last month of each fiscal year of Borrowers, unaudited interim financial statements of Parent, Borrowers and the Restricted Subsidiaries as of the end of such month and of the portion of the fiscal year then elapsed, on a Consolidated and consolidating basis (together with comparisons of the results shown on such statements with historical results for such period from the prior fiscal year), certified by the principal financial officer of Parent as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations of Parent, Borrowers and the Restricted Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

               (iii) only if otherwise prepared by Parent or a Borrower, together with each delivery of financial statements pursuant to clauses (i) and (ii) of this subsection 8.1.3, a management report (1) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Projections for the current fiscal year delivered pursuant to subsection 8.1.7 and (2) identifying the reasons for any significant variations (which information shall be presented in reasonable detail and shall be certified by the chief financial officer of Parent to the effect that such information fairly presents in all material respects the results of operations and the financial condition of Parent, Borrowers and the Restricted Subsidiaries as at the dates and for the periods indicated);

               (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Parent, any Borrower or any Restricted Subsidiary has made available to its Securities holders and copies of any regular, periodic and special reports or registration statements which Parent, any Borrower or any Restricted Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

               (v) upon request of Agent, copies of any annual report to be filed with ERISA in connection with each Plan; and

               (vi) such other data and information (financial and otherwise) as Agent or any Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Parent's, any Borrower's or any Restricted Subsidiary's financial condition or results of operations.

          Concurrently with the delivery of the financial statements described in clause (i) of this subsection 8.1.3, Borrowers shall forward to Agent a copy of the accountants' letter to Parent's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Agent a certificate of the aforesaid certified public accountants certifying to Agent that, based upon their examination of the financial statements of Parent performed in connection with their examination of said financial statements, they are not aware of any Event of Default arising under subsection 10.1.1 or as a result of any breach of Section 8.3, or, if they are aware of such Event of Default, specifying the nature thereof. Concurrently with the delivery of the financial statements described in paragraph (i) and (ii) of this subsection 8.1.3, or more frequently if reasonably requested by Agent, Borrowers shall cause to be prepared and furnished to Agent a Compliance Certificate in the form of Exhibit 8.1.3 hereto executed by the officer of Parent responsible for preparing the same (a "Compliance Certificate").

          8.1.4. Borrowing Base Certificates. On or before the 15th day of each month from and after the date hereof, Borrowers shall deliver to Agent, in form acceptable to Agent, a Borrowing Base Certificate as of the last day of the immediately preceding month, reflecting all information on a consolidated basis, with such supporting materials as Agent shall reasonably request which shall include, without limitation, a written statement, with reasonable detail, of the current balances of the Intercompany Loans. Notwithstanding the foregoing, (a) if Borrowers deem it advisable, (b) if Agent shall request, or (c) at any time that the most recent Borrowing Base Certificate delivered to Agent reflects Availability of less than $5,000,000, Borrowers shall execute and deliver to Agent Borrowing Base Certificates on a weekly basis, on the second Business Day of each week. Such weekly Borrowing Base Certificates shall reflect all information for each Borrower on a consolidated and consolidating basis.

          8.1.5. Landlord, Processor and Storage Agreements. Provide Agent with copies of all agreements between any Borrower or any Restricted Subsidiary and any landlord, processor, distributor, warehouseman or consignee which owns any premises at which any Collateral may, from time to time, be kept.

          8.1.6. Guarantor Financial Statements. Deliver or cause to be delivered to Agent financial statements, if any, for each Guarantor (to the extent not consolidated with the financial statements delivered to Agent under subsection 8.1.3) in form and substance satisfactory to Agent at such intervals and covering such time periods as Agent may request.

          8.1.7. Projections. Prior to the end of each fiscal year of Borrowers, deliver to Agent Projections of Parent, Borrowers and the Restricted Subsidiaries for the forthcoming fiscal year, quarter by quarter; provided, that if (i) an Event of Default has occurred and is continuing, or (ii) Availability is at any time less than $5,000,000, upon Agent's request, Borrowers shall promptly deliver to Agent Projections for the balance of the then current fiscal year that are presented on a month by month basis.

          8.1.8. Restricted Subsidiaries. Cause each Restricted Subsidiary, whether now or hereafter in existence, promptly upon Lender's request therefor, to execute and deliver to Agent a Guaranty Agreement and a security agreement pursuant to which such Restricted Subsidiary guaranties the payment of all Obligations and grants to Agent a first priority Lien (subject only to Permitted Liens) on all of its Properties of the types described in Section 5. Additionally, the applicable Person shall execute and deliver to Agent a Pledge Agreement pursuant to which such Person grants to Agent a first priority Lien (subject only to Permitted Liens) with respect to all of the issued and outstanding Securities of each such Restricted Subsidiary.

          8.1.9. Deposit and Brokerage Accounts. For each deposit account or brokerage account that any Borrower at any time opens or maintains, such Borrower shall, at Agent's request and option, pursuant to an agreement in form and substance reasonably satisfactory to Agent, cause the depository bank or securities intermediary, as applicable, to agree to comply at any time with instructions from Agent to such depository bank or securities intermediary, as applicable, directing the disposition of funds from time to time credited to such deposit or brokerage account, without further consent of such Borrower.

          8.1.10. Akron Lease. Promptly after receipt thereof, provide Agent with a copy of each notice of default or breach received by any Borrower or any Restricted Subsidiary in respect of the Akron Lease; and use its reasonable best efforts to obtain from the landlord under the Akron Lease an executed landlord's agreement of the type described in Article 12 of the Akron Lease.

          8.1.11. EVC. Within 30 days of the Closing Date, (i) cause ADC's Subsidiary, EVC, to be dissolved in compliance with all applicable laws, and (ii) provide to Agent written evidence of such dissolution.

          8.2. Negative Covenants.

          During the Term, and thereafter for so long as there are any Obligations outstanding, each Borrower covenants that, unless otherwise consented to by Majority Lenders, in writing, it shall not:

          8.2.1. Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any Restricted Subsidiary to merge or consolidate, with any Person; nor acquire, nor permit any Restricted Subsidiary to acquire, all or any substantial part of the Properties or Securities of any Person, except for:

               (i) mergers of any Restricted Subsidiary into a Borrower or another wholly-owned Restricted Subsidiary; (ii) acquisitions of assets consisting of fixed assets or real property that constitute Capital Expenditures permitted under subsection 8.2.8;

               (iii) an acquisition by a Borrower or a Restricted Subsidiary where (a) the business or division acquired is for use, or the Person acquired is engaged, in the businesses engaged in by Borrowers and the Restricted Subsidiaries as of the Closing Date, (b) immediately before and after giving effect to such acquisition and the making of any Loans in connection therewith, no Default or Event of Default exists (and, with respect to the financial covenants included in Section 8.3, showing calculations on a pro forma basis as of the most recent quarter end for which financial statements have been delivered, after giving effect to such acquisition), (c) the aggregate consideration to be paid by the applicable Borrower or Restricted Subsidiary (including any Indebtedness assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with such acquisition, together with the consideration paid in connection with all other acquisitions completed during the consecutive twelve-month period ending on the date of such acquisition, does not exceed $5,000,000, (d) at the time of and immediately after giving effect to such acquisition and the making of any Loans in connection therewith, Availability is not less than $10,000,000, (e) reasonably prior to the consummation of such acquisition, Agent has received complete executed or conformed copies of each material document, instrument and agreement to be executed in connection with such acquisition, (f) not less than ten (10) Business Days prior to the consummation of such acquisition, Agent has received an acquisition summary with respect to the Person and/or business or division to be acquired, such summary to include a reasonably detailed description thereof (including financial information) and operating results (including financial statements for the most recent 12 month period for which they are available and as otherwise applicable), the terms and conditions, including economic terms, of the proposed acquisition, and a calculation of Pro Forma EBITDA relating thereto (which calculation shows positive Pro Forma EBITDA and is approved by Agent, which approval shall not be unreasonably withheld or delayed), (g) consents have been obtained in favor of Agent and Lenders to the collateral assignment of rights and indemnities under the related acquisitions documents, and opinions of counsel for the applicable Borrower or Restricted Subsidiary and (if delivered to the applicable Borrower or restricted Subsidiary) the selling party in favor of Agent and Lenders have been delivered, (h) any contingent liabilities or Indebtedness assumed or issued in connection with such acquisition have been approved by Agent and Majority Lenders, which approval shall not be unreasonably withheld or delayed and (i) in the case of the acquisition of any Person, (x) the board of directors of such Person has approved such acquisition and all of the Securities of such Person are being acquired, (y) such Person becomes a Restricted Subsidiary (unless Agent and Majority Lenders have decided that such Person may become a Borrower, which decision shall be made only after Agent and Majority Lenders have received, reviewed and approved of the results of an audit of the business, assets, liabilities and financial condition of such Person and which decision shall not be unreasonably withheld or delayed) and (z) there has been full compliance with subsection 8.1.8 (in the event that such Person becomes a Restricted Subsidiary) or Section 5 (in the event that such Person becomes a Borrower); and

               (iv) the acquisition of a majority of the Securities of De Sheng Electric Motor Co. Ltd., on terms and pursuant to agreements, satisfactory to Agent and Majority Lenders in their reasonable credit judgment; provided, that the Loans and/or the cash flow of Borrowers and the Restricted Subsidiaries shall only be utilized as a source of funds for such acquisition upon the prior written consent of Agent and Majority Lenders.

               8.2.2. Loans. Make, or permit any Restricted Subsidiary to make, any loans or other advances of money to any Person, including FIR or any other Unrestricted Subsidiary, other than (i) for salary, travel advances, advances against commissions and other similar advances to employees in the ordinary course of business, (ii) extensions of trade credit in the ordinary course of business, (iii) deposits with financial institutions permitted under this Agreement, (iv) prepaid expenses, (v) Intercompany Loans made by Kinetek and (vi) loans made by (a) a Borrower to a Subsidiary of such Borrower that is also a Borrower or a Restricted Subsidiary, (b) a Restricted Subsidiary to a Subsidiary thereof that is also a Restricted Subsidiary and (c) one or more Borrowers to Unrestricted Subsidiaries in an aggregate amount outstanding, together with the aggregate amount of capital contributions made in Unrestricted Subsidiaries pursuant to subsection 8.2.13, not at any time in excess of $500,000, provided that in each case, upon the request of Agent, such loans shall be evidenced by notes that are pledged to Agent to secure the Obligations.

               8.2.3. Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Restricted Subsidiary to create, incur or suffer to exist, any Indebtedness, except:

                    (i) Obligations owing to Agent or any Lender under this
               Agreement or any of the other Loan Documents;

                    (ii) Indebtedness, including without limitation Subordinated
               Debt, existing on the date of this Agreement and listed on
               Exhibit 8.2.3 or otherwise approved by Majority Lenders;

                    (iii) Permitted Purchase Money Indebtedness, including
               without limitation such Indebtedness incurred in connection with a sale and leaseback transaction that is permitted under subsection 8.2.9(v);

                    (iv) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                    (v) Guaranties of any Indebtedness permitted under this
               subsection 8.2.3;

                    (vi) Indebtedness in respect of loans permitted to be made under subsection 8.2.2;

                    (vii) to the extent not included above, trade payables,
               accruals and accounts payable in the ordinary course of business (in each case to the extent not overdue) not for Money Borrowed;

                    (viii) Derivative Obligations incurred in order to protect against (a) price fluctuations with respect to materials used in the business of the Borrower or Restricted Subsidiary that has incurred the same, (b) fluctuations in interest rates or (c) fluctuations in foreign exchange rates; provided, that Bank shall have had a reasonable opportunity to bid to provide such Derivative Obligations to such Borrower or Restricted Subsidiary;

                    (ix) Indebtedness in respect of incentive arrangements and stock appreciation rights relating to management retention practices in the ordinary course of a Borrower's or a Restricted Subsidiary's business;

                    (x) Indebtedness under the Jordan Agreements and the Jordan
               Transaction Advisory Agreement;

                    (xi) contingent liabilities and Indebtedness assumed or
               issued in connection with an acquisition that is permitted under subsection 8.2.1;

                    (xii) reasonable indemnities provided in connection with
               dispositions permitted under subsection 8.2.9, in each case to the extent that the same have been negotiated on an arms'-length basis and do not exceed the consideration received by the applicable Borrower or Restricted Subsidiary in connection with such disposition;

                    (xiii) Subordinated Debt that is evidenced by a subordinated note in the form attached hereto as Exhibit 8.2.3(xiii) and the proceeds of which are used to make a Distribution permitted under subsection 8.2.7(iii);

                    (xiv) Indebtedness which is secured by Liens on real
               Property incurred pursuant to the last sentence of Section 5.4 and which does not exceed at any time in the aggregate (a) $500,000 for any single Borrower or Restricted Subsidiary or (b) $1,000,000 for all Borrowers and Restricted Subsidiaries;

                    (xv) refinancings of Indebtedness permitted under this
               subsection 8.2.3 to the extent that (a) the terms and conditions of such any refinancing are not more adverse in any material respect to Agent, Lenders or the applicable Borrower or Restricted Subsidiary than the Indebtedness being refinanced, (b) if such Indebtedness being refinanced is Subordinated Debt, any such refinancing include subordination terms that are at least as beneficial to Agent and Lenders as the subordination terms associated with such Subordinated Debt being refinanced and (c) if such Indebtedness being refinanced is secured, any such refinancing does not provide for Liens covering any Property other than that securing the Indebtedness being refinanced;

                    (xvi) Indebtedness in respect of the Existing Intercompany
               Loans; and

                    (xvii) unsecured Indebtedness not included in paragraphs (i)
               through (xvi) above which does not exceed at any time in the aggregate $500,000 for all Borrowers and Restricted Subsidiaries (but in all cases excluding Guaranties of the obligations of any Unrestricted Subsidiary).

          8.2.4. Affiliate Transactions. Enter into, or be a party to, or permit any Restricted Subsidiary to enter into or be a party to, any transaction with any Affiliate of any Borrower or any holder of any Securities of any Borrower or any Restricted Subsidiary, including without limitation any management, consulting or similar fees, except (i) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Restricted Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to such Borrower or such Restricted Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate or Security holder of such Borrower, (ii) Intercompany Loans made by Kinetek, (iii) as otherwise expressly permitted under this Agreement (including as permitted under subsections 8.2.1, 8.2.2, 8.2.3 and 8.2.7), (iv) that so long as no Default or Event of Default has occurred and is continuing or would be caused by any such payment and immediately after making such payments Availability would be not be less than $5,000,000, Borrowers may make payments owing under (a) the Jordan Agreements in an amount not to exceed $12,500,000 in the aggregate in any fiscal year of Borrowers, in each case pursuant to and in accordance with the Jordan Agreements and (b) the Jordan Transaction Advisory Agreement in connection with transactions permitted or consented to under this Agreement (including without limitation the $500,000 transaction fee paid under the Jordan Transaction Advisory Agreement in connection with the transactions evidenced by this Agreement), in each case pursuant to and in accordance with the Jordan Transaction Advisory Agreement, (v) reasonable director's fees for any director who is not an "Affiliate" of any Borrower by virtue of such Person's ownership of the Securities of any Person, (vi) indemnification arrangements for directors, (vii) the Existing Intercompany Loans and (viii) as described on
     Exhibit 8.2.4 hereto.

          8.2.5. Limitation on Liens. Create or suffer to exist, or permit any Restricted Subsidiary to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

               (i) Liens at any time granted in favor of Agent for the benefit of Lenders;

               (ii) Liens for taxes, assessments or governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Agent's judgment such Lien would not reasonably be expected to adversely effect Agent's rights or the priority of Agent's lien on any Collateral;

               (iii) Liens arising in the ordinary course of the business of such Borrower or any Restricted Subsidiary by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of such Borrower or any Restricted Subsidiary or materially impair the use thereof in the operation of the business of such Borrower or any Restricted Subsidiary;

               (iv) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

               (v) such other Liens as appear on Exhibit 8.2.5 hereto;

               (vi) Liens incurred or deposits made in the ordinary course of business in connection with (1) worker's compensation, social security, unemployment insurance and other like laws or (2) sales contracts, leases, statutory obligations, work in progress advances and other similar obligations not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

               (vii) reservations, covenants, zoning and other land use regulations, title exceptions or encumbrances granted in the ordinary course of business, affecting real Property owned or leased by a Borrower or a Restricted Subsidiary; provided that such exceptions do not in the aggregate materially interfere with the use of such Property in the ordinary course of such Borrower's or such Restricted Subsidiary's business;

               (viii) judgment Liens that do not give rise to an Event of Default under subsection 10.1.15;

               (ix) Liens securing Intercompany Loans, to the extent described in Section 1.3;

               (x) Liens incurred in connection with a sale and leaseback transaction that is permitted under subsection 8.2.9(v), so long as any such Lien covers only the asset that is the subject of such sale and leaseback transaction;

               (xi) Liens securing refinancing Indebtedness that is permitted to be incurred under subsection 8.2.3(xv);

               (xii) Liens to which Majority Lenders have consented under any other provision of this Agreement;

               (xiii) such other Liens as Majority Lenders may hereafter approve in writing; and

               (xiv) Liens not included in paragraphs (i) through (xiii) above which secure Indebtedness not in excess of $50,000 in the aggregate for all Borrowers and Restricted Subsidiaries.

          8.2.6. Payments and Amendments of Certain Debt.

                    (i) make or permit any Restricted Subsidiary to make any
               payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the subordination agreement relative thereto or the subordination provisions thereof;

                    (ii) make or permit any payment to be made in respect of the
               Indebtedness evidenced by the Motors and Gears Note;

                    (iii) make or permit any payment to be made in respect of
               the Indebtedness evidenced by the Parent Senior Notes, except in accordance with subsection 8.2.7(v);

                    (iv) make or permit any payment to be made in respect of the
               Existing Intercompany Loans; or

                    (v) amend or modify any agreement, instrument or document
               evidencing or relating to any Subordinated Debt (including, without limitation, the Junior Seller Notes), the Indebtedness evidenced by Motors and Gears Note, the obligations and liabilities evidenced by the Jordan Agreements or the Jordan Transaction Advisory Agreement, the Indebtedness evidenced by the Parent Senior Notes (including, without limitation, the Parent Indenture), or the Existing Intercompany Loans, except for (a) ministerial changes and (b) modifications pursuant to which (I) the interest rate applicable to such Indebtedness is decreased,
               (II) a payment date for such Indebtedness is extended or postponed or (III) any obligations of the applicable Borrower or Restricted Subsidiary in respect of such Indebtedness are otherwise made less burdensome.

          8.2.7. Distributions. Declare or make, or permit any Restricted Subsidiary to declare or make, any Distributions, except for:

               (i) Distributions by (a) a Restricted Subsidiary to a Borrower,
          (b) a Borrower to another Borrower and (c) a Restricted Subsidiary to another Restricted Subsidiary;

               (ii) Distributions paid solely in Securities of a Borrower or any Restricted Subsidiary;

               (iii) Distributions by each Borrower in amounts necessary to permit such Borrower to repurchase Securities of such Borrower from employees of such Borrower or any of its Restricted Subsidiaries upon the termination of their employment, so long as no Default or Event of Default exists at the time of or would be caused by the making of such Distributions and the aggregate cash amount of all such Distributions by all Borrowers, measured at the time when made, does not exceed $150,000 in any fiscal year of Borrowers or $500,000 during the Term;

               (iv) Distributions pursuant to and in accordance with the Jordan Tax Sharing Agreement in an amount sufficient to permit Parent to pay Consolidated tax liabilities of Parent, Borrowers and the Restricted Subsidiaries relating to the business of Borrowers and the Restricted Subsidiaries, so long as (a) Parent applies the amount of such Distributions solely for such purpose and (b) each Borrower's and each Restricted Subsidiary's share of such Consolidated tax liabilities does not exceed the tax liabilities which such Borrower or Restricted Subsidiary would have incurred on a non-Consolidated basis;

               (v) so long as no Default or Event of Default (other than a Default or Event of Default which has been remedied and in respect of which neither Agent nor any Lender has yet enforced any of its rights and remedies under the Loan Documents) exists at the time of or would be caused by the making of such Distributions, and so long as, and to the extent that, immediately after making such Distributions, Availability would be not be less than $5,000,000, Distributions by each Borrower in an amount sufficient to permit Parent to make regularly scheduled payments of interest in respect of the Parent Senior Notes when due, on each May 15 and November 15 hereafter, so long as Parent applies the amount of such Distributions solely for such purpose; and

               (vi) Distributions made in connection with Affiliate transactions that are permitted under subsections 8.2.4(iv), (v) and (vi).

     Notwithstanding anything to the contrary contained herein, no Distributions described in clause (iii) or (v) above, or in clause (vi) above to the extent that such distribution may not be made during the continuance of a Default or an Event of Default, may be made at any time when a New Reserve Overadvance is outstanding.

          8.2.8. Capital Expenditures. Make Capital Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate, as to all Borrowers and all of the Restricted Subsidiaries, exceed $7,500,000 during any fiscal year of Borrowers.

          8.2.9. Disposition of Assets. Sell, lease or otherwise dispose of any of, or permit any Restricted Subsidiary to sell, lease or otherwise dispose of any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except for:

               (i) sales of Inventory in the ordinary course of business;

               (ii) transfers of Property to (a) a Borrower by a Restricted Subsidiary, (b) a Borrower by another Borrower and (c) a Restricted Subsidiary by another Restricted Subsidiary;

               (iii) dispositions of Property that is substantially worn, damaged, uneconomic or obsolete (subject to subsection 6.4.2 hereof), so long as if such transaction involves the disposition of any Eligible Accounts or Eligible Inventory, the net cash proceeds thereof are at least equal to the amount of the Revolving Credit Loans predicated on the value of such Property;

               (iv) dispositions of investments described in paragraphs (v),
          (vi), (vii) and (viii) of the definition of the term "Restricted Investments";

               (v) any sale and leaseback transaction which (a) involves the financing of an asset not owned by any Borrower or any Restricted Subsidiary as of the Closing Date, (b) is consummated on customary, market terms that have been negotiated on an arms'-length basis, (c) constitutes Permitted Purchase Money Indebtedness, (d) involves Capital Expenditures that are permitted to be made under subsection
          8.2.8 and (e) is consummated at a time when no Default or Event of Default exists or would be caused by the consummation of such transaction; and

               (vi) other dispositions expressly authorized by this Agreement.

          8.2.10. Securities of Restricted Subsidiaries. Permit any of its Restricted Subsidiaries to issue any additional Securities, except (i) to such Borrower, (ii) for director's qualifying Securities and (iii) that up to 10% of the Securities of a Restricted Subsidiary may be issued to a Person other than such Borrower in connection with acquisitions permitted under subsection 8.2.1 and management retention programs.

          8.2.11. [Intentionally Omitted].

          8.2.12. Restricted Investment. Make or have, or permit any Restricted Subsidiary to make or have, any Restricted Investment.

          8.2.13. Subsidiaries and Joint Ventures. Create, acquire or otherwise suffer to exist, or permit any Restricted Subsidiary to create, acquire or otherwise suffer to exist, any Subsidiary or joint venture arrangement not in existence as of the date hereof, other than in connection with an acquisition permitted under subsection 8.2.1(iii) or 8.2.1(iv).

          8.2.14. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Parent, Borrowers, the Restricted Subsidiaries and Jordan.

          8.2.15. Organizational Documents. Agree to, or suffer to occur, any amendment, supplement or addition to its or any Restricted Subsidiary's charter, articles or certificate of incorporation, certificate of formation, limited partnership agreement, bylaws, limited liability agreement, operating agreement or other organizational documents (as the case may be), that would reasonably be expected to have a Material Adverse Effect.

          8.2.16. Fiscal Year End. Change, or permit Parent or any Restricted Subsidiary to change, its fiscal year end.

          8.2.17. Negative Pledges. Except as provided on Exhibit 8.2.17, enter into any agreement limiting the ability of such Borrower or any Restricted Subsidiary to voluntarily create Liens upon any of its Property.

          8.2.18. Matters Relating to Parent Indenture.

               (i) Become, or permit any Restricted Subsidiary to become, a "Non-Restricted Subsidiary" under and as defined in the Parent Indenture; or

               (ii) Provide, or permit any Restricted Subsidiary to provide, a guarantee in respect of the Parent Senior Notes pursuant to subsection
          4.15 of the Parent Indenture.

          8.2.19. Structural Changes. Change its or any Restricted Subsidiary's state of incorporation or organization, Type of Organization or Organizational I.D. Number; nor change its or any Restricted Subsidiary's legal name, in each case without providing 30 days' prior written notice thereof to Agent.

          8.3. Specific Financial Covenants.

          During the Term, and thereafter for so long as there are any Obligations outstanding, each Borrower covenants that, unless otherwise consented to by Majority Lenders, in writing, it shall comply with all of the financial covenants set forth in Exhibit 8.3 hereto. If GAAP changes from the basis used in preparing the audited financial statements delivered to Agent by Borrowers on or before the Closing Date, Borrowers will provide Agent with certificates demonstrating compliance with such financial covenants and will include, at the election of Borrowers or upon the request of Agent, calculations setting forth the adjustments necessary to demonstrate how Borrowers are also in compliance with such financial covenants based upon GAAP as in effect on the Closing Date.

                         SECTION 9. CONDITIONS PRECEDENT

          Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent or any Lender under the other sections of this Agreement, no Lender shall be required to make the initial Loans hereunder, nor shall Agent be required to issue or procure the initial Letters of Credit or LC Guaranties hereunder unless and until each of the conditions set forth in this Section 9 has been satisfied. In addition, no Lender shall be required to make any Loan nor shall Agent be required to issue or procure any Letter of Credit or LC Guaranty unless each of the conditions set forth in Section 9.2, Section 9.5 and Section 9.6 continues to be satisfied:STOP

                  9.1.     Documentation.

                  Agent shall have received, in form and substance reasonably satisfactory to Agent and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments, opinions (including without limitation legal opinions of Mayer, Brown & Platt and Sonnenschein Nath & Rosenthal as counsel to Parent, Borrowers and the Restricted Subsidiaries) and certificates as Agent and its counsel shall require in connection therewith from time to time, all in form and substance reasonably satisfactory to Agent and its counsel.

                  9.2.   No Default.

                  No Default or Event of Default shall exist.

                  9.3.     Other Conditions.

                  Each of the conditions precedent set forth in the Loan Documents shall have been satisfied.

                  9.4.     Availability.

                  Agent shall have determined that immediately after Lenders have made the initial Loans and after Agent has issued or procured the initial Letters of Credit and LC Guaranties contemplated hereby, and Borrowers have paid (or, if accrued, treated as paid), all closing costs incurred in connection with the transactions contemplated hereby, and have reserved an amount sufficient to pay all trade payables greater than 60 days past due, Availability shall not be less than $10,000,000.

                  9.5.     No Litigation.

                  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

                  9.6.     Material Adverse Effect.

                  Since September 30, 2001, there has not been any material adverse change in its business, assets, financial condition, income or prospects and no event or condition exists which would be reasonably likely to result in any Material Adverse Effect.

                  9.7.     Motors and Gears Note; Jordan Agreements.

                  (i) The maturity date of the Motors and Gears Note shall have been extended until a date that is later than December 18, 2005 and the Indebtedness evidenced thereby shall have been subordinated to the Obligations in a manner acceptable to Agent; and


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

                  (ii) The obligations and liabilities evidenced by the Jordan Agreements and the Jordan Transaction Services Agreement shall have been subordinated to the Obligations in a manner acceptable to Agent.

       SECTION 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

                  10.1.   Events of Default.

                  The occurrence of one or more of the following events shall constitute an "Event of Default":

                  10.1.1. Payment of Obligations. Borrowers shall fail to pay any of the Obligations hereunder or under any Revolving Note on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

                  10.1.2. Misrepresentations. Any material representation, warranty or other statement made or furnished to Agent or any Lender by or on behalf of any Borrower, any Restricted Subsidiary or any Guarantor in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made, furnished or reaffirmed pursuant to Section 7.2 hereof.

                  10.1.3. Breach of Specific Covenants. Borrowers shall fail or neglect to perform, keep or observe any covenant contained in Section or subsection 6.1.1, 6.1.2, 6.2.4, 6.2.5, 8.1.1, 8.1.2,
        8.1.4, 8.1.9, 8.2 or 8.3 hereof on the date that Borrowers are required to perform, keep or observe such covenant or shall fail or neglect to perform, keep or observe any covenant contained in
        Section 8.1.3 hereof within 10 days following the date on which Borrowers are required to perform, keep or observe such covenant.

                  10.1.4. Breach of Other Covenants. Borrowers shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Agent's satisfaction within 30 days after the sooner to occur of Borrowers' receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any officer of any Borrower.

                  10.1.5. Default Under Security Documents or Other Agreements. Any event of default shall occur under, or any Borrower, any Restricted Subsidiary or any Guarantor shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents, or the Other Agreements and such default shall continue beyond any applicable grace period.

                  10.1.6. Other Defaults. There shall occur (a) any default or event of default on the part of any Borrower, any Restricted Subsidiary or any Guarantor under any agreement, document or instrument to which such Borrower, such Restricted Subsidiary or such Guarantor is a party or by which such Borrower, such Restricted Subsidiary or such Guarantor or any of its Property is bound, evidencing or relating to any Indebtedness (other than the Obligations) with an outstanding principal balance in excess of (i)

         $1,000,000, if the payment or maturity of such Indebtedness could be accelerated in consequence of such event of default or demand for payment of such Indebtedness could be made in accordance with the terms thereof or (ii) $250,000, if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment is made in accordance with the terms thereof; or (b) to the extent not otherwise resulting in an Event of Default under Subsection 10.1.6(a), any default or event of default occurs under the Parent Indenture, the Parent Senior Notes, any Junior Seller Note, either Jordan Agreement, the Jordan Transaction Advisory Agreement or any related agreement, instrument or document.

                  10.1.7. Uninsured Losses. Any material loss, theft, damage or destruction of any portion of the Collateral having a fair market value of (a) $250,000, in the aggregate, for real Property and Equipment and (b) $500,000, in the aggregate, for Inventory, if not fully covered (subject to such deductibles and self-insurance retentions as Agent shall have permitted) by insurance.

                  10.1.8. Insolvency and Related Proceedings. Parent, any Borrower, any Restricted Subsidiary or any Guarantor shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Parent, any Borrower, any Restricted Subsidiary or any Guarantor under U.S. federal bankruptcy laws (if against Parent, any Borrower, any Restricted Subsidiary or any Guarantor the continuation of such proceeding for more than 30 days), or Parent, any Borrower, any Restricted Subsidiary or any Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

                  10.1.9. Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Borrower, any Restricted Subsidiary or any Guarantor for a period which materially adversely affects such Borrower's, such Restricted Subsidiary's or such Guarantor's capacity to continue its business on a profitable basis; or any Borrower, any Restricted Subsidiary or any Guarantor shall suffer the loss or revocation of any material license or permit now held or hereafter acquired by such Borrower, such Restricted Subsidiary or such Guarantor which is necessary to the continued or lawful operation of its business; or any Borrower, any Restricted Subsidiary or any Guarantor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Borrower, any Restricted Subsidiary or any Guarantor leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term, except any such lease or agreement the cancellation or termination of which could not reasonably be expected to have a Material Adverse Effect; or any material portion of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

                  10.1.10. Change of Ownership. (a) Jordan shall cease to own and control, beneficially and of record both (i) in excess of 51% of the issued and outstanding Voting Stock of Motors and Gears and (ii) a sufficient percentage of the issued and outstanding Voting Stock of Motors and Gears to control the board of directors of Motors and Gears, (b) Motors and Gears shall cease to own and control, beneficially and of record (directly or indirectly), 100% of the issued and outstanding Securities and Voting Stock of Parent; (c) Parent shall cease to own and control, beneficially and of record (directly or indirectly), 100% of the issued and outstanding Securities and Voting Stock of Kinetek; (d) Kinetek shall cease to own and control, beneficially and of record (directly or indirectly), 100% of the issued and outstanding Securities and Voting Stock of each of the other Borrowers and each of the Restricted Subsidiaries (unless Kinetek's ceasing to own and control 100% of such Securities and Voting Stock results from an issuance of Securities to a Person under subsection 8.2.10(iii)); or (e) any "Change of Control" under and as defined in the Parent Indenture shall occur.

                  10.1.11. ERISA. A Reportable Event shall occur which, in Agent's determination, constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or any Borrower, any Restricted Subsidiary or any Guarantor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Borrower's, such Restricted Subsidiary's or such Guarantor's complete or partial withdrawal from such Plan and any such event could reasonably be expected to have a Material Adverse Effect.

                  10.1.12. Challenge to Agreement. Parent, any Borrower, any Restricted Subsidiary or any Guarantor, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent.

                  10.1.13. Repudiation of or Default Under Guaranty Agreement. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

                  10.1.14. Criminal Forfeiture. Any Borrower, any
        Restricted Subsidiary or any Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any material portion (as determined by Agent) of the Property of such Borrower, such Restricted Subsidiary or such Guarantor.

                  10.1.15. Judgments. Any money judgments, writ of attachment or similar processes (collectively, "Judgments") are issued or rendered against any Borrower, any Restricted Subsidiary or any Guarantor, or any of their respective Property (i) in the case of money judgments, in an amount of $500,000 or more for any single judgment, attachment or process or $1,000,000 or more for all such judgments, attachments or processes in the aggregate, in each case in excess of any applicable insurance with respect to which the insurer has admitted liability, and (ii) in the case of non-monetary Judgments, such Judgment or Judgments (in the aggregate) could reasonably be expected to have a Material Adverse Effect, in each case which Judgment is not stayed, released or discharged within 30 days.

                  10.2.    Acceleration of the Obligations.

                  Upon or at any time after the occurrence and during the continuance of an Event of Default, (i) the Revolving Loan Commitments shall, at the option of Agent or Majority Lenders be terminated and/or (ii) Agent or Majority Lenders may declare all or any portion of the Obligations at once due and payable without presentment, demand protest or further notice by Agent or any Lender, and Borrowers shall forthwith pay to Agent, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 10.1.8 hereof, the Revolving Loan Commitments shall automatically be terminated and all of the Obligations shall become automatically due and payable, in each case without declaration, notice or demand by Agent or any Lender.

                  10.3.    Other Remedies.

                  Upon the occurrence and during the continuance of an Event of Default, Agent shall have and may exercise from time to time the following other rights and remedies:

                  10.3.1. All of the rights and remedies of a secured party under the UCC or under other applicable law, and all other legal and equitable rights to which Agent or Lenders may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

                  10.3.2. The right to take immediate possession of the Collateral, and to (i) require each Borrower and each of its Restricted Subsidiaries to assemble the Collateral, at Borrower's joint and several expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of any Borrower or any Restricted Subsidiary, each Borrower agrees not to charge, or permit any Restricted Subsidiary to charge, Agent for storage thereof).

                  10.3.3. The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Agent may, at Agent's option, disclaim any and all warranties regarding the Collateral in connection with any such sale. Each Borrower agrees that 10 days' written notice to such Borrower or any of its Restricted Subsidiaries of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on any Borrower's or any of its Restricted Subsidiaries' premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent, on behalf of Lenders, may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing 2 Business Days for collection (provided, that amounts received in immediately available funds shall be credited upon receipt thereof), first to the costs, expenses and attorneys' fees incurred by Agent in collecting the Obligations, in enforcing the rights of Agent and Lenders under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, each Borrower and each Guarantor shall remain jointly and severally liable to Agent and Lenders therefor.

                  10.3.4. Agent is hereby granted a license or other right to use, without charge, each Borrower's and each Restricted Subsidiary's labels, patents, copyrights, licenses, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in completing, advertising for sale and selling any Collateral and each Borrower's and each Restricted Subsidiary's rights under all licenses and all franchise agreements shall inure to Agent's benefit.

                  10.3.5. Agent may, at its option, require Borrowers to deposit with Agent funds equal to the LC Amount and, if Borrowers fail to promptly make such deposit, Agent may advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby). Each such Revolving Credit Loan shall be secured by all of the Collateral and shall constitute a Base Rate Portion. Any such deposit or advance shall be held by Agent as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrowers.

                  10.4.    Set Off and Sharing of Payments.

                  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by each Borrower at any time or from time to time, with prior written consent of Agent and with reasonably prompt subsequent notice to such Borrower (any prior or contemporaneous notice to such Borrower being hereby expressly waived) to set off and to appropriate and to apply any and all (i) balances held by such Lender at any of its offices for the account of such Borrower or any of its Restricted Subsidiaries (regardless of whether such balances are then due to such Borrower or its Restricted Subsidiaries), and (ii) other property at any time held or owing by such Lender to or for the credit or for the account of such Borrower or any of its Restricted Subsidiaries, against and on account of any of the Obligations. Any Lender exercising a right to set off shall, to the extent the amount of any such set off exceeds its Revolving Loan Percentage of the amount set off, purchase for cash (and the other Lenders shall sell) interests in each such other Lender's pro rata share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender in accordance with their respective Revolving Loan Percentages. Each Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its pro rata share of the Obligations and upon doing so shall deliver such excess to Agent for the benefit of all Lenders in accordance with the Revolving Loan Percentages.

                  10.5.    Remedies Cumulative; No Waiver.

                  All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of each Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Agent or any Lender or contained in any other agreement between any Lender and such Borrower or between Agent and such Borrower heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of such Borrower herein contained. The failure or delay of Agent or any Lender to require strict performance by any Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and other Obligations owing or to become owing from such Borrower to Agent and each Lender have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of any Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lenders, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent and directed to Borrowers.



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                           SECTION 11. THE AGENT

                  11.1.    Authorization and Action.

                  Each Lender hereby appoints and authorizes Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Lender hereby acknowledges that Agent shall not have by reason of this Agreement assumed a fiduciary relationship in respect of any Lender. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and shall not assume, or be deemed to have assumed, any obligation toward, or relationship of agency or trust with or for, any Borrower. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including without limitation enforcement and collection of the Revolving Notes), Agent may, but shall not be required to, exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, whenever such instruction shall be requested by Agent or required hereunder, or a greater or lesser number of Lenders if so required hereunder, and such instructions shall be binding upon all Lenders; provided, that Agent shall be fully justified in failing or refusing to take any action which exposes Agent to any liability or which is contrary to this Agreement, the other Loan Documents or applicable law, unless Agent is indemnified to its satisfaction by the other Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. If Agent seeks the consent or approval of the Majority Lenders (or a greater or lesser number of Lenders as required in this Agreement), with respect to any action hereunder, Agent shall send notice thereof to each Lender and shall notify each Lender at any time that the Majority Lenders (or such greater or lesser number of Lenders) have instructed Agent to act or refrain from acting pursuant hereto.

                  11.2.    Agent's Reliance, Etc.

                  Neither Agent, any Affiliate of Agent, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (i) may treat each Lender party hereto as the holder of Obligations until Agent receives written notice of the assignment or transfer or such lender's portion of the Obligations signed by such Lender and in form reasonably satisfactory to Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iii) makes no warranties or representations to any Lender and shall not be responsible to any Lender for any recitals, statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents; (iv) shall not have any duty beyond Agent's customary practices in respect of loans in which Agent is the only lender, to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Borrower, to inspect the property (including the books and records) of any Borrower, to monitor the financial condition of any Borrower or to ascertain the existence or possible existence or continuation of any Default or Event of Default; (v) shall not be responsible to any Lender for the due execution,



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legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be liable to any Lender for any action taken, or inaction, by Agent upon the instructions of Majority Lenders pursuant to Section 11.1 hereof or refraining to take any action pending such instructions; (vii) shall not be liable for any apportionment or distributions of payments made by it in good faith pursuant to Section 3 hereof; (viii) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate, message or other instrument or writing (which may be by telephone, facsimile, telegram, cable or telex) believed in good faith by it to be genuine and signed or sent by the proper party or parties; and (ix) may assume that no Event of Default has occurred and is continuing, unless Agent has actual knowledge of the Event of Default, has received notice from a Borrower or a Borrower's independent certified public accountants stating the nature of the Event of Default, or has received notice from a Lender stating the nature of the Event of Default and that such Lender considers the Event of Default to have occurred and to be continuing. In the event any apportionment or distribution described in clause (vii) above is determined to have been made in error, the sole recourse of any Person to whom payment was due but not made shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled.

                  11.3.    Fleet and Affiliates.

                  With respect to its commitment hereunder to make Loans, Fleet shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the terms "Lender," "Lenders" or "Majority Lenders" shall, unless otherwise expressly indicated, include Fleet in its individual capacity as a Lender. Fleet and its Affiliates may lend money to, and generally engage in any kind of business with, each Borrower, and any Person who may do business with or own Securities of each Borrower all as if Fleet were not Agent and without any duty to account therefor to any other Lender.

                  11.4.    Lender Credit Decision.

                  Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to herein and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Agent shall not have any duty or responsibility, either initially or on an ongoing basis, to provide any Lender with any credit or other similar information regarding any Borrower.



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                  11.5.    Indemnification.

                  Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers), in accordance with their respective Aggregate Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share, as set forth above, of any out-of-pocket expenses (including attorneys' fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Borrowers. The obligations of Lenders under this Section 11.5 shall survive the payment in full of all Obligations and the termination of this Agreement. If after payment and distribution of any amount by Agent to Lenders, any Lender or any other Person, including any Borrower, any creditor of any Borrower, a liquidator, administrator or trustee in bankruptcy, recovers from Agent any amount found to have been wrongfully paid to Agent or disbursed by Agent to Lenders, then Lenders, in accordance with their respective Aggregate Percentages, shall reimburse Agent for all such amounts.

                  11.6.    Rights and Remedies to be Exercised by Agent Only.

                  Each Lender agrees that, except as set forth in Section 10.4, no Lender shall have any right individually (i) to realize upon the security created by this Agreement or any other Loan Document, (ii) to enforce any provision of this Agreement or any other Loan Document, or
(iii) to make demand under this Agreement or any other Loan Document.

                  11.7.    Agency Provisions Relating to Collateral.

                  Each Lender authorizes and ratifies Agent's entry into this Agreement and the Security Documents for the benefit of Lenders. Each Lender agrees that any action taken by Agent with respect to the Collateral in accordance with the provisions of this Agreement or the Security Documents, and the exercise by Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected Agent's Liens upon the Collateral, for its benefit and the ratable benefit of Lenders. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Agreement and


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payment and satisfaction of all Obligations; or (ii) constituting property being sold or disposed of if Borrowers certify to Agent that the sale or disposition is made in compliance with subsection 8.2.9 hereof (and Agent may rely conclusively on any such certificate, without further inquiry); or
(iii) constituting property in which no Borrower owned any interest at the time the Lien was granted or at any time thereafter; or (iv) in connection with any foreclosure sale or other disposition of Collateral after the occurrence and during the continuation of an Event of Default or (v) if approved, authorized or ratified in writing by Agent at the direction of all Lenders. Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral pursuant hereto. Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent herein or pursuant to the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of its rights, authorities and powers granted or available to Agent in this
Section 11.7 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, but consistent with the provisions of this Agreement, including given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any Lender.

                  11.8.    Agent's Right to Purchase Commitments.

                  Agent shall have the right, but shall not be obligated, at any time upon written notice to any Lender and with the consent of such Lender, which may be granted or withheld in such Lender's sole discretion, to purchase for Agent's own account all of such Lender's interests in this Agreement, the other Loan Documents and the Obligations, for the face amount of the outstanding Obligations owed to such Lender, including without limitation all accrued and unpaid interest and fees.

                  11.9.    Right of Sale, Assignment, Participations.

                  Each Borrower hereby consents to any Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, such Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder subject to the terms and conditions set forth below:

                  11.9.1. Sales, Assignments. Each Lender hereby agrees that, with respect to any sale or assignment (i) no such sale or assignment shall be for an amount of less than $5,000,000, (ii) each such sale or assignment shall be made on terms and conditions which are customary in the industry at the time of the transaction,
        (iii) Agent and, in the absence of a Default or Event of Default, Borrowers, must consent, such consent not to be unreasonably withheld, to each such assignment to a Person that is not an original signatory to this Agreement, (iv) the assigning Lender shall pay to Agent a processing and recordation fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by Agent in connection with any such sale or assignment and (v) Agent, the


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         assigning Lender and the assignee Lender shall each have executed and delivered an Assignment and Acceptance Agreement. After such sale or assignment has been consummated (x) the assignee Lender thereupon shall become a "Lender" for all purposes of this Agreement and (y) the assigning Lender shall have no further liability for funding the portion of Revolving Loan Commitments assumed by such other Lender.

                  11.9.2. Participations. Any Lender may grant participations in its extensions of credit hereunder to any other Lender or other lending institution (a "Participant"), provided that (i) no such participation shall be for an amount of less than $5,000,000, (ii) no Participant shall thereby acquire any direct rights under this Agreement, (iii) no Participant shall be granted any right to consent to any amendment, except to the extent any of the same pertain to (1) reducing the aggregate principal amount of, or interest rate on, or fees applicable to, any Loan or (2) extending the final stated maturity of any Loan or the stated maturity of any portion of any payment of principal of, or interest or fees applicable to, any of the Loans; provided, that the rights described in this subclause (2) shall not be deemed to include the right to consent to any amendment with respect to or which has the effect of requiring any mandatory prepayment of any portion of any Loan or any amendment or waiver of any Default or Event of Default,
        (iv) no sale of a participation in extensions of credit shall in any manner relieve the originating Lender of its obligations hereunder, (v) the originating Lender shall remain solely responsible for the performance of such obligations, (vi) Borrowers and Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (vii) in no event shall any financial institution purchasing the participation grant a participation in its participation interest in the Loans without the prior written consent of Agent, and, in the absence of a Default or an Event of Default, Borrowers, which consents shall not unreasonably be withheld and (viii) all amounts payable by Borrowers hereunder shall be determined as if the originating Lender had not sold any such participation.

                  11.9.3. Certain Agreements of Borrowers. Each Borrower agrees that (i) it will use its best efforts to assist and cooperate with each Lender in any manner reasonably requested by such Lender to effect the sale of participation in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents and making members of management available at reasonable times to meet with and answer questions of potential assignees and Participants; and (ii) subject to the provisions of Section 12.14 hereof, such Lender may disclose credit information regarding each Borrower to any potential Participant or assignee.

                  11.9.4. Non U.S. Resident Transferees. If, pursuant to this Section 11.9, any interest in this Agreement or any Loans is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such transferee (other than any Participant), and may cause any Participant, concurrently with and as a condition precedent to the effectiveness of such transfer, to
        (i) represent to the transferor Lender (for the benefit of the transferor Lender, Agent, and Borrowers) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrowers or the transferor Lender with respect to any payments to be made to such transferee in respect of the interest so transferred, (ii) furnish to the transferor Lender, Agent and


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        Borrowers either United States Internal Revenue Service Form W-8BEN or
        United States Internal Revenue Service Form W-8ECI (wherein such transferee claims entitlement to complete exemption from United States federal withholding tax on all interest payments hereunder), and (iii) agree (for the benefit of the transferor Lender, Agent and Borrowers) to provide the transferor Lender, Agent and Borrowers a new Form W-8BEN or Form W-8ECI upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

                  11.10.   Amendment.

                  No amendment or waiver of any provision of this Agreement or any other Loan Document (including without limitation any Revolving
Note), nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall be effective, unless (i) in writing and signed by each Lender, do any of the following: (1) increase or decrease the aggregate Loan Commitments, or any Lender's Revolving Loan Commitment, (2) reduce the principal of, or interest on, any amount payable hereunder or under any Revolving Note, other than those payable only to Fleet in its capacity as Agent, which may be reduced by Fleet unilaterally, (3) increase or decrease any interest rate payable hereunder, (4) postpone any date fixed for any payment of principal of, or interest on, any amounts payable hereunder or under any Revolving Note, other than those payable only to Fleet in its capacity as Agent, which may be postponed by Fleet unilaterally, (5) increase any advance percentage contained in the definition of the term Borrowing Base or the term Individual Borrowing Base, (6) reduce the number of Lenders that shall be required for Lenders or any of them to take any action hereunder, (7) release or discharge any Person liable for the performance of any obligations of any Borrower hereunder or under any of the Loan Documents, (8) amend any provision of this Agreement that requires the consent of all Lenders or consent to or waive any breach thereof, (9) amend the definition of the term "Majority Lenders", (10) amend this Section
11.10 or (11) release any substantial portion of the Collateral, unless otherwise permitted pursuant to Section 11.7 hereof; or (ii) in writing and signed by Agent in addition to the Lenders required above to affect the


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rights or duties of Agent under this Agreement, any Revolving Note or any other Loan Document. If a fee is to be paid by Borrowers in connection with any waiver or amendment hereunder, the agreement evidencing such amendment or waiver may, at the discretion of Agent (but shall not be required to), provide that only Lenders executing such agreement by a specified date may share in such fee (and in such case, such fee shall be divided among the applicable Lenders on a pro rata basis without including the interests of any Lenders who have not timely executed such agreement).

                  11.11.   Resignation of Agent; Appointment of Successor.

                  Agent may resign as Agent by giving not less than thirty
(30) days' prior written notice to Lenders and Borrowers. If Agent shall resign under this Agreement, then, (i) subject to the consent of Borrowers (which consent shall not be unreasonably withheld and which consent shall not be required during any period in which a Default or an Event of Default exists), Majority Lenders shall appoint from among Lenders a successor agent for Lenders or (ii) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to Lenders and Borrowers of its resignation, then Agent shall appoint a successor agent who shall serve as Agent until such time as Majority Lenders appoint a successor agent, subject to Borrowers' consent as set forth above. Upon its appointment, such successor agent shall succeed to the rights, powers and duties of Agent and the term "Agent" shall mean such successor effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 11 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

                  11.12.  Audit and Examination Reports; Disclaimer by Lenders.

                  By signing this Agreement, each Lender:

                  (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of Agent;

                  (b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding each Borrower and will rely significantly upon each Borrower's books and records, as well as on representations of each Borrower's personnel;

                  (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner, in accordance with the provisions of Section 12.14; and



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                  (e) without limiting the generality of any other
         indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to any Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of any Borrower; and (ii) to pay and protect, and indemnify, defend and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including attorney's fees and expenses) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.


                          SECTION 12. MISCELLANEOUS

                  12.1.    Power of Attorney.

                  Each Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower's true and lawful attorney (and agent-in-fact), solely with respect to the matters set forth in this Section 12.1, and Agent, or Agent's agent, may, without notice to any Borrower and in such Borrower's or Agent's name, but at the cost and expense of such Borrower:

                  12.1.1. At such time or times as Agent or said agent, in its sole discretion, may determine, endorse such Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Agent or under Agent's control.

                  12.1.2. At such time or times upon or after the occurrence and during the continuance of an Event of Default (provided that the occurrence of an Event of Default shall not be required with respect to clauses (iv), (vi), (x) and (xi) below), as Agent or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable, and at Agent's option, with all warranties regarding the Collateral disclaimed;
        (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign such Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to such Borrower relating to its


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         Accounts that comes into Agent's possession; (vii) receive, open and dispose of all mail addressed to such Borrower, whether or not relating to its Accounts; (viii) notify postal authorities to change the address for delivery of mail addressed to any Borrower to such address as Agent may designate; (ix) endorse the name of such Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (x) endorse the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (xi) use such Borrower's stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors;(xii) use the information recorded on or contained in any data processing equipment and Computer Hardware and Software relating to the Accounts, Inventory, Equipment and any other Collateral; (xiii) make and adjust claims under policies of insurance; and (xiv) do all other acts and things necessary, in Agent's determination, to fulfill such Borrower's obligations under this Agreement.

                  The power of attorney granted hereby shall constitute a power coupled with an interest and shall be irrevocable.

                  12.2.    Indemnity.

                  Each Borrower hereby agrees to jointly and severally indemnify Agent and each Lender (and each of their Affiliates) and hold Agent and each Lender (and each of their Affiliates) harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by any such Person (including reasonable attorneys fees and legal expenses) as the result of such Borrower's failure to observe, perform or discharge such Borrower's duties hereunder. In addition, each Borrower shall defend Agent and each Lender (and each of their Affiliates) against and save it harmless from all claims of any Person with respect to the Collateral (except those resulting from the gross negligence or intentional misconduct of any such Person). Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Agent or any Lender (and each of their Affiliates) by any Person under any Environmental Laws by reason of any Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of each Borrower under this Section 12.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

                  12.3.    Sale of Interest.

                  No Borrower may sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, such Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder.



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                  12.4.    Severability.

                  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  12.5.    Successors and Assigns.

                  This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of each Borrower, Agent and each Lender permitted under Section 11.9 hereof.

                  12.6.    Cumulative Effect; Conflict of Terms.

                  The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

                  12.7.    Execution in Counterparts.

                  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

                  12.8.    Notice.

                  Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given, delivered or received immediately when delivered against receipt, one Business Day after deposit with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

         If to Agent:                 Fleet Capital Corporation
                                      One South Wacker Drive
                                      Suite 1400
                                      Chicago, Illinois  60606
                                      Attention:  Loan Administration Manager
                                      Facsimile No.:  (312) 827-4222


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

         With a copy to:              Goldberg, Kohn, Bell, Black,
                                        Rosenbloom & Moritz, Ltd.
                                      55 East Monroe Street
                                      Suite 3700
                                      Chicago, Illinois  60603
                                      Attention:  David L. Dranoff, Esq.
                                      Facsimile No.:  (312) 332-2196

         If to any Borrower:          c/o Kinetek Industries, Inc.
                                      ArborLake Centre; Suite 550
                                      1751 Lake Cook Road
                                      Deerfield, Illinois 60015
                                      Attention:  Mr. Gordon Nelson
                                      Facsimile No.:  (847) 267-3470

         With copies to:              Mayer, Brown & Platt
                                      1675 Broadway
                                      New York, New York 10019-5820
                                      Attention:  James Carlson, Esq.
                                      Facsimile No.:  (212) 262-1920

         and                          Sonnenschein Nath & Rosenthal
                                      4520 Main Street
                                      Suite 1100
                                      Kansas City, Missouri 64111
                                      Attention: Steven Rist, Esq.
                                      Facsimile: (816) 531-7545

or to such other address as each party may designate for itself by notice given in accordance with this Section 12.8; provided, however, that any notice, request or demand to or upon Agent or a Lender pursuant to subsection 3.1.1 or 4.2.2 hereof shall not be effective until received by Agent or such Lender.

                  12.9.   Consent.

                  Whenever Agent's, Majority Lenders' or all Lenders' consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, except as otherwise specifically provided herein, Agent, Majority Lenders or all Lenders, as applicable, shall be authorized to give or withhold such consent in their sole and absolute discretion and to condition its consent upon the giving of additional Collateral security for the Obligations, the payment of money or any other matter.

                  12.10.   Credit Inquiries.

                  Each Borrower hereby authorizes and permits Agent and each Lender to respond to usual and customary credit inquiries from third parties concerning such Borrower or any of its Subsidiaries.

                  12.11.   Time of Essence.

                  Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

                  12.12.   Entire Agreement.

                  This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

                  12.13.   Interpretation.

                  No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                  12.14.   Confidentiality.

                  Agent and each Lender shall hold all nonpublic information obtained pursuant to the requirements of this Agreement in accordance with Agent's and such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective participant or assignee in connection with the contemplated participation or assignment or as required or requested by any governmental authority or representative thereof or pursuant to legal process and shall require any such participant or assignee to agree to comply with this Section 12.14.

                  12.15.   GOVERNING LAW; CONSENT TO FORUM.

                  THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN AND SHALL BE DEEMED TO HAVE BEEN MADE IN CHICAGO, ILLINOIS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN ILLINOIS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF ILLINOIS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND


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

REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY BORROWER, AGENT OR ANY LENDER, EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWERS ON THE ONE HAND AND AGENT OR ANY LENDER ON THE OTHER HAND PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OR ANY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

                  12.16.   WAIVERS BY BORROWERS.

                  EACH BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS , CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT OR ANY LENDER ON WHICH SUCH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENT OR ANY LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO AGENT'S TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY OF AGENT'S REMEDIES; (iv) THE BENEFIT OF ALL

VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (v) NOTICE OF ACCEPTANCE HEREOF AND (vi) EXCEPT AS PROHIBITED BY LAW, ANY RIGHT TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND EACH LENDER'S ENTERING INTO THIS AGREEMENT AND THAT AGENT AND EACH LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH SUCH BORROWER. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  12.17.   Advertisement.

                  Each Borrower hereby authorizes Agent to publish the name of such Borrower and the amount of the credit facility provided hereunder in any "tombstone" or comparable advertisement which Agent elects to publish; provided, that Borrowers shall approve any such "tombstone" or comparable advertisement (which approval shall not be unreasonably withheld or delayed) and Borrowers shall not be responsible for any costs incurred by Agent in connection with the foregoing.

                  IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning of this Agreement.


                            KINETEK INDUSTRIES, INC.


                            By____________________________________________
                            Its___________________________________________


                            ADVANCED D.C. MOTORS, INC.


                            By____________________________________________
                            Its___________________________________________


                            ELECTRICAL DESIGN AND CONTROL COMPANY


                            By____________________________________________
                            Its___________________________________________


                            THE IMPERIAL ELECTRIC COMPANY


                            By____________________________________________
                            Its___________________________________________


                            MERKLE-KORFF INDUSTRIES, INC.


                            By____________________________________________
                            Its___________________________________________


                            MOTION CONTROL ENGINEERING, INC.


                            By____________________________________________
                            Its___________________________________________


                            GEAR RESEARCH, INC.


                            By____________________________________________
                            Its___________________________________________


                            FLEET CAPITAL CORPORATION,
                              as Agent and as a Lender


                            By____________________________________________
                            Title_________________________________________

                            Revolving Loan Commitment:  $50,000,000

                                   APPENDIX A

                               GENERAL DEFINITIONS

                  When used in the Loan and Security Agreement dated as of December 18, 2001, by and among FLEET CAPITAL CORPORATION, individually and as Agent, the other financial institutions which are or become parties thereto and KINETEK INDUSTRIES, INC., ADVANCED D.C. MOTORS, INC., ELECTRICAL DESIGN AND CONTROL COMPANY, THE IMPERIAL ELECTRIC COMPANY, MERKLE-KORFF INDUSTRIES, INC., MOTION CONTROL ENGINEERING, INC. AND GEAR RESEARCH, INC., (a) the terms Account, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Account, Document, Electronic Chattel Paper, Equipment, Financial Asset, Fixture, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Security, Security Entitlement, Software, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security have the respective meanings assigned thereto under the UCC; (b) all terms reflecting Collateral having the meanings assigned thereto under the UCC shall be deemed to mean such Property, whether now owned or hereafter created or acquired by a Borrower or in which a Borrower now has or hereafter acquires any interest; (c) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in said Loan and Security Agreement; and (d) the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

                  Account Debtor - any Person who is or may become obligated under or on account of any Account, Contract Right, Chattel Paper or General Intangible.

                  ADC - Advanced D.C. Motors, Inc., a New York corporation and an indirect wholly-owned Subsidiary of Kinetek.

                  ADC Holdings - Advanced D.C. Holdings, Inc., a Delaware corporation and a direct wholly-owned Subsidiary of Kinetek.

                  Additional Amount - $5,000,000, to be reduced by $312,500 as of the first day of each fiscal quarter commencing on April 1, 2002, as such amount may be reduced from time to time pursuant to the terms of the Agreement.

                  Affected Lender - as defined in Section 3.11 of the Agreement.

                  Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person;
        (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of a Person; or (iii) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person. Without limiting the foregoing in any way, any director or executive officer of a Person shall deemed to be an "Affiliate" of such Person for purposes of this Agreement.

                  Agent - Fleet Capital Corporation in its capacity as agent for the Lenders under the Agreement and any successor in that capacity appointed pursuant to subsection 11.11 of the Agreement.

                  Agent Loans - as defined in subsection 1.1.4 of the Agreement.

                  Aggregate Percentage - with respect to each Lender, the percentage equal to the quotient of (i) such Lender's Loan Commitment divided by (ii) the aggregate of all Loan Commitments.

                  Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits and Schedules thereto and this Appendix A, as each of the same may be amended from time to time.

                  Akron Lease - the Lease dated June 26, 2000 between Lockheed Martin Corporation and Imperial, with respect to certain property located in Akron, Ohio.

                  Applicable Margin - from the Closing Date to, but not including, the first Adjustment Date (as hereinafter defined) the percentages set forth below with respect to the Base Rate Portion, the LIBOR Portion and the Unused Line Fee:

                   Base Rate Portion                1.35%
                   LIBOR Portion                    2.85%
                   Unused Line Fee                  0.375%

                  The percentages set forth above will be adjusted on the first day of the month following delivery by Borrowers to Agent of the financial statements required to be delivered pursuant to subsection 8.1.3(ii) of the Agreement for each December 31, March 31, June 30 and September 30 during the Term, commencing with the month ending December 31, 2002 (each such date an "Adjustment Date"), effective prospectively, by reference to the applicable "Financial Measurement" (as defined below) for the four quarters most recently ending in accordance with the following:

                                            Base Rate     LIBOR     Unused
           Financial Measurement            Portion       Portion   Line Fee
           ---------------------            ---------     -------   --------

         Less than 1.375 to 1.00              1.60%        3.10%     0.50%

         Greater than or equal to
         1.375 to 1.00 and less
         than 1.875 to 1.00                   1.35%        2.85%     0.375%

         Greater than or equal to
         1.875 to 1.00                        1.10%        2.60%     0.375%

         provided that, (i) if Borrowers' audited financial statements for any fiscal year delivered pursuant to subsection 8.1.3(i) of the Agreement reflect a Financial Measurement that yields a higher Applicable Margin than that yielded by the monthly financial statements previously delivered pursuant to subsection 8.1.3(ii) of the Agreement for the last month of such fiscal year, the Applicable Margin shall be readjusted retroactively for the period that was incorrectly calculated and (ii) if Borrowers fail to deliver the financial statements required to be delivered pursuant to subsection 8.1.3(i) or subsection 8.1.3(ii) of the Agreement on or before the due date thereof, the interest rate shall automatically adjust to the highest interest rate set forth above, effective prospectively from such due date until the next Adjustment Date. For purposes hereof, "Financial Measurement" shall mean the Interest Coverage Ratio.

                  Assignment and Acceptance Agreement - an assignment and acceptance agreement in form and content reasonably acceptable to Agent pursuant to which a Lender assigns to another Lender all or any portion of any of such Lender's Revolving Loan Commitment, as permitted pursuant to the terms of this Agreement.

                  Availability - the aggregate amount of additional money which Borrowers are entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Agent or any Lender may have paid for the account of any Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrowers), the LC Amount and any reserves is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

                  Bank - Fleet National Bank.

                  Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

                  Base Rate Portion - that portion of the Revolving Credit Loans that is not subject to a LIBOR Option.

                  Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

                    (i)  the Revolving Credit Maximum Amount; or

                    (ii) an amount equal to the sum of

                         (a) 85% of the net amount of Eligible Accounts
                             outstanding at such date; plus

                         (b) the lesser of (1) $10,000,000 or (2) the sum of
                             (A) 65% of the value of Eligible Inventory consisting of finished goods at such date and
                             (B) 35% of the value of Eligible Inventory consisting of raw materials at such date; provided, that in no event shall the portion of the Borrowing Base predicated on Eligible Inventory of Gear exceed the Gear Sublimit; plus

                         (c) the Fixed Asset Sublimit; plus

                         (d) the Additional Amount.

                  For purposes hereof, (1) the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time and (2) the amount of Eligible Inventory shall be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP.

                  Borrowing Base Certificate - a certificate by a responsible officer of Kinetek, substantially in the form of Exhibit 8.1.4 (or another form acceptable to Agent) setting forth the calculation of the Borrowing Base and each Individual Borrowing Base, including a calculation of each component thereof, all in such detail as shall be satisfactory to Agent. All calculations of the Borrowing Base and each Individual Borrowing Base, in connection with the preparation of any Borrowing Base Certificate shall originally be made by Kinetek and certified to Agent; provided, that Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation after giving notice thereof to Kinetek, (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that Agent determines that such calculation is not in accordance with this Agreement.

                  Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Wisconsin or the State of Illinois or is a day on which banking institutions located in either of such states are closed.

                  Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

                  Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  Closing Date - the date on which all of the conditions precedent in Section 9 of the Agreement are satisfied or waived and the initial Loan is made or the initial Letter of Credit or LC Guaranty is issued under the Agreement.

                  Collateral - all of the Property and interests in Property described in Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

                  Compliance Certificate - as defined in subsection 8.1.3 of the Agreement.

                  Computer Hardware and Software - all of each Borrower's rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, Software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

                  Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

                  Contract Right - any right of each Borrower to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

                  Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP.

                  Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

                  Default Rate - as defined in subsection 2.1.2 of the Agreement.

                  Derivative Obligations - every obligation of a Person under any forward contract, futures contract, exchange contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreement), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.

                  Distribution - in respect of any Person means and includes:
         (i) the payment of any dividends or other distributions on Securities (except distributions in such Securities) and (ii) the redemption or acquisition of Securities of such Person, as the case may be, unless made contemporaneously from the net proceeds of the sale of Securities.

                  Dominion Account - a special bank account or accounts of Agent established by a Borrower pursuant to subsection 6.2.4 of the Agreement at banks selected by such Borrower, but acceptable to Agent in its sole discretion, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

                  EDC - Electrical Design and Control Company, a Delaware corporation and a direct wholly-owned Subsidiary of Kinetek.

                  Eligible Account - an Account arising in the ordinary course of the business of a Borrower from the sale of goods or rendition of services which Agent, in its reasonable credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

                        (i) it arises out of a sale made or services
                   rendered by a Borrower to a Subsidiary of a Borrower or an Affiliate of a Borrower or to a Person controlled by an Affiliate of a Borrower; or

                        (ii) it remains unpaid more than 60 days after the
                   original due date shown on the invoice or more than 90 days after the original invoice date shown on the invoice; or

                        (iii) the total unpaid Accounts of the Account
                   Debtor exceed 20% of the net amount of all Eligible Accounts, but only to the extent of such excess; or

                        (iv) any covenant, representation or warranty
                   contained in the Agreement with respect to such Account has been breached; or

                        (v) the Account Debtor is also a creditor or
                   supplier of a Borrower or any Subsidiary of a Borrower, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to a Borrower or any Subsidiary of a Borrower, or the Account otherwise is or may become subject to right of setoff by the Account Debtor, provided, that any such Account shall be eligible to the extent such amount thereof exceeds such contract, dispute, claim, setoff or similar right; or

                        (vi) the Account Debtor has commenced a voluntary
                   case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws, as now constituted or hereafter amended, has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                        (vii) it arises from a sale made or services
                   rendered to an Account Debtor outside the United States, unless the sale is either (1) to an Account Debtor located in Ontario or any other province of Canada in which the Personal Property Security Act has been adopted in substantially the same form as currently in effect in Ontario or (2) on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its reasonable credit judgment; provided, that Agent may consider in its sole discretion classifying as Eligible Accounts, Accounts owing from individual Account Debtors located outside of the United States or Canada; or

                        (viii) (1) it arises from a sale to the Account
                   Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or any other repurchase or return basis; or (2) it is subject to a reserve established by a Borrower for potential returns or refunds, to the extent of such reserve; or

                        (ix) the Account Debtor is the United States of
                   America or any department, agency or instrumentality thereof, unless the applicable Borrower assigns its right to payment of such Account to Agent, in a manner satisfactory to Agent, in its reasonable credit judgment, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C.ss.203 et seq., as amended); or

                        (x) it is not at all times subject to Agent's duly
                   perfected, first priority security interest or is subject to a Lien that is not a Permitted Lien; or

                        (xi) the goods giving rise to such Account have not
                   been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

                        (xii) the Account is evidenced by chattel paper or
                   an instrument of any kind, or has been reduced to judgment; or

                        (xiii) a Borrower or a Subsidiary of a Borrower has
                   made any agreement with the Account Debtor for any extension, compromise, settlement or modification of the Account or deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

                        (xiv) 25% or more of the Accounts owing from the
                   Account Debtor are not Eligible Accounts under clause
                   (ii) of this definition; or

                        (xv) a Borrower has made an agreement with the
                   Account Debtor to extend the time of payment thereof; or

                        (xvi) it represents service charges, late fees or
                   similar charges; or

                        (xvii) it represents warranty exchange billings; or

                        (xviii) it represents a customer retainage; or

                        (xix) it is not otherwise acceptable to Agent in
                   its reasonable credit judgment.

                  Eligible Inventory - Inventory of a Borrower (other than packaging materials and supplies, tooling, samples and literature) which Agent, in its reasonable credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

                        (i) it is not raw materials or finished goods which
                   meet the specifications of the purchase order or contract for such Inventory, if any; or

                        (ii) it is work-in-process, subassembly components
                   or semi-finished goods; or

                        (iii) it is Inventory owned by EDC; or

                        (iv) it is not in good, new and saleable condition; or

                        (v) it is slow-moving, obsolete or unmerchantable; or

                        (vi) it does not meet all standards imposed by any
                   governmental agency or authority; or

                        (vii) it does not conform in all material respects
                   to any covenants, warranties and representations set forth in the Agreement; or

                        (viii) it is not at all times subject to Agent's
                   duly perfected, first priority security interest or is subject to a Lien that is not a Permitted Lien; or

                        (ix) it is not situated at a location in compliance
                   with the Agreement, provided that Inventory situated at a location not owned by a Borrower will be Eligible Inventory only if Agent has received a satisfactory landlord's agreement, bailee's letter or processor's letter, as applicable, with respect to such location; or

                        (x) it has been consigned to a Borrower's customer; or

                        (xi) it is located outside of the continental
                   United States of America; or

                        (xii) it is in transit; or

                        (xiii) it is not otherwise acceptable to Agent in
                   its reasonable credit judgment.

                  Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, orders and consent decrees relating to health, safety and environmental matters.

                  ERISA - the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

                  EVC - Electric Vehicle Components, Inc., a California corporation and a direct wholly-owned Subsidiary of ADC.

                  Event of Default - as defined in Section 10.1 of the Agreement.

                  Existing Credit Agreement - the Credit Agreement dated as of November 7, 1996 among Kinetek, certain Subsidiaries of Kinetek, the financial institutions party thereto as lenders and Bankers Trust Company, as agent.

                  Existing Intercompany Loans - the loans representing Indebtedness of a Borrower or a Restricted Subsidiary to Kinetek or another Borrower, existing on the dater hereof and listed on Exhibit 8.2.3(xv) to the Agreement.

                  Fee Letter - as defined in Section 2.3 of the Agreement.

                  FIR - FIR Electromeccanica, a corporation organized under the laws of Italy and a direct wholly-owned Subsidiary of FIR Holdings.

                  FIR Holdings - FIR Group Holdings, Inc., a Delaware corporation and a direct wholly-owned Subsidiary of Kinetek.

                  Fixed Asset Sublimit - $5,000,000, to be reduced by $312,500 as of the first day of each fiscal quarter hereafter commencing on April 1, 2002, as such amount may be reduced from time to time pursuant to the terms of the Agreement.

                  Foreign Subsidiary - any now or hereafter existing Subsidiary of any Borrower or a Restricted Subsidiary that was not formed under the laws of any state of the United States of America.

                  GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

                  Gear - Gear Research, Inc., a Delaware corporation and an indirect wholly-owned Subsidiary of Kinetek and direct wholly-owned Subsidiary of Imperial.

                  Gear Sublimit - $300,000, as such amount may be adjusted from time to time by Agent in the exercise of its sole judgment.

                  Guarantors - Parent, each Borrower and each other Person who now or hereafter guarantees payment or performance of the whole or any part of the Obligations.

                  Guaranty Agreements - the Continuing Guaranty Agreement which is to be executed on the Closing Date by each of Parent and each Borrower, in form and substance satisfactory to Agent, together with each other guaranty hereafter executed by any Guarantor.

                  Indebtedness - as applied to a Person means, without duplication:

                        (i) all items which in accordance with GAAP would
                   be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations;

                        (ii) all obligations of other Persons which such
                   Person has guaranteed;

                        (iii) all reimbursement obligations in connection
                   with letters of credit or letter of credit guaranties issued for the account of such Person;

                        (iv) Derivative Obligations; and

                        (v) in the case of Borrowers (without duplication),
                   the Obligations.

                  Imperial - The Imperial Electric Company, a Delaware corporation and a direct wholly-owned Subsidiary of Kinetek.

                  Individual Borrowing Base - with respect to each Borrower other than Kinetek, an amount equal to the sum of:

                        (a) 85% of the net amount of Eligible Accounts of such Borrower outstanding at such date, plus

                           (b) the lesser of (1) $10,000,000, minus the aggregate outstanding amount of the Revolving Credit Loans outstanding to all other Borrowers and predicated on Eligible Inventory or (2) the sum of (A) 65% of the value of Eligible Inventory of such Borrower consisting of finished goods at such date and (B) 35% of the value of Eligible Inventory of such Borrower consisting of raw materials at such date; such amount, in the case of Gear, to be subject to the Gear Sublimit; plus

                           (c) the portion of the Fixed Asset Sublimit representing Equipment and real Property of such Borrower; plus

                           (d) the portion of the Additional Amount allocated by Kinetek to such Borrower from time to time.

                  Intellectual Property - means: all past, present and future: trade secrets, know-how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

                  Intercompany Loans - as defined in Section 1.3 of the Agreement.

                  Interest Coverage Ratio - as defined in Exhibit 8.3 to the Agreement.

                  Interest Period - as applicable to any LIBOR Portion, a period commencing on the date such LIBOR Portion is advanced, continued or converted, and ending on the date which is one (1) month, two (2) months, three (3) months, or six (6) months later, as may then be requested by Borrowers; provided that unless Agent notifies Borrowers that the initial syndication of the Loan commitments have been completed, each Interest Period commencing within the first 90 days after the Closing Date shall be a period of 7 days; and provided further that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end in the next preceding or succeeding Business Day as is Agent's custom in the market to which such LIBOR Portion relates; (ii) there remains a minimum of one (1) month, two (2) months, three (3) months or six (6) months (depending upon which Interest Period a Borrower selects) in the Term, unless Borrowers and Lenders have agreed to an extension of the Term beyond the expiration of the Interest Period in question; and (iii) all Interest Periods of the same duration which commence on the same date shall end on the same date.

                  Jordan - Jordan Industries, Inc., an Illinois corporation.

                  Jordan Agreements - (i) the Jordan Net Sales Agreement and
         (ii) the Properties Services Agreement dated December 14, 2001 among Jordan, Parent, Borrowers, Restricted Subsidiaries, JI Properties, Inc. and certain other Persons, in each case as the same is in effect as of the date of the Agreement.

                  Jordan Net Sales Agreement - the Management Consulting Agreement dated December 14, 2001 among Jordan, Parent, Borrowers, Restricted Subsidiaries and certain other Persons, as the same is in effect as of the date of the Agreement.

                  Jordan Subordination Agreement - the Subordination Agreement of even date herewith by and among Agent, Jordan, M&G, Parent, Borrowers and Restricted Subsidiaries and certain other Persons.

                  Jordan Tax Sharing Agreement - Agreement to Join in Refiling of Consolidated Income Tax Returns dated December 14, 2001 among Jordan, Parent, Borrowers, Restricted Subsidiaries and certain other Persons, as the same is in effect as of the date of the Agreement.

                  Jordan Transaction Advisory Agreement - the Transaction Advisory Agreement dated December 14, 2001 among Jordan, Parent, Borrowers, Restricted Subsidiaries and certain other Persons, as the same is in effect as of the date of the Agreement.

                  Junior Seller Notes - (i) the $5,000,000 Non-Negotiable Subordinated Note dated September 22, 1995 and due December 31, 2003, made by Merkle-Korff in favor of the John D. Simms Revocable Trust Under Agreement dated November 5, 1988 and (ii) the aggregate $3,850,000 of Non-Negotiable Subordinated Notes dated October 27, 1997 and due December 31, 2002, made by EDC in favor of the former owners of EDC.

                  LC Amount - at any time, the aggregate undrawn face amount of all Letters of Credit and LC Guaranties then outstanding.

                  LC Guaranty - any guaranty pursuant to which Agent or any Affiliate of Agent shall guaranty the payment or performance by a Borrower of its reimbursement obligation under any letter of credit.

                  LC Obligations - Any Obligations that arise from any draw against any Letter of Credit or against any Letter of Credit supported by an LC Guaranty.

                  Letter of Credit - any standby or documentary letter of credit issued by Agent or any Affiliate of Agent for the account of a Borrower.

                  LIBOR - as applicable to any LIBOR Portion, for the applicable Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/8 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR shall be the rate (rounded upwards as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Banking Days prior to the first day of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two (2) London Banking Days preceding the first day of such Interest Period as selected by Agent. The principal London office of each of the major London banks so selected will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two
         (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) London Banking Days preceding the first day of such Interest Period. In the event that Agent is unable to obtain any such quotation as provided above, it will be determined that LIBOR pursuant to a Interest Period cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Bank then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

                  LIBOR Interest Payment Date - the first day of each calendar month during and immediately following the applicable Interest Period.

                  LIBOR Option - the option granted pursuant to Section 3.1 of the Agreement to have the interest on all or any portion of the principal amount of the Revolving Credit Loans based on the LIBOR.

                  LIBOR Portion - that portion of the Revolving Credit Loans specified in a LIBOR Request (including any portion of Revolving Credit Loans which is being borrowed by a Borrower concurrently with such LIBOR Request) which, as of the date of the LIBOR Request specifying such LIBOR Portion, has met the conditions for basing interest on the LIBOR in Section 3.1 of the Agreement and the Interest Period of which has not terminated.

                  LIBOR Request - a notice in writing (or by telephone confirmed electronically or by telecopy or other facsimile transmission on the same day as the telephone request) from a Borrower to Agent requesting that interest on a Revolving Credit Loan be based on the LIBOR, specifying: (i) the first day of the Interest Period (which shall be a Business Day); (ii) the length of the Interest Period; (iii) whether the LIBOR Portion is a new Loan, a conversion of a Base Rate Portion, or a continuation of a LIBOR Portion, and (iv) the dollar amount of the LIBOR Portion, which shall be in an amount not less than $1,000,000 or an integral multiple of $100,000 in excess thereof.

                  Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include rights of seller under conditional sales contracts or title retention agreements, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, each Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  Loan Account - each loan account established on the books of Agent pursuant to Section 3.6 of the Agreement.

                  Loan Commitment - with respect to any Lender, the amount of such Lender's Revolving Loan Commitment.

                  Loan Documents - the Agreement, the Other Agreements and the Security Documents.

                  Loans - all loans and advances of any kind made by Agent, any Lender, or any Affiliate of Agent or any Lender, pursuant to the Agreement.

                  London Banking Day - any date on which commercial banks are open for business in London, England.

                  Majority Lenders - as of any date, Lenders holding 66 2/3% of the Revolving Loan Commitments determined on a combined basis and following the termination of the Revolving Loan Commitments, Lenders holding 66 2/3% or more of the outstanding Loans, LC Amounts and LC Obligations not yet reimbursed by Borrowers or funded with a Revolving Credit Loan; provided, that (i) in each case, if there are 2 or more Lenders with outstanding Loans, LC Amounts, unfunded and unreimbursed LC Obligations or Revolving Loan Commitments, at least 2 Lenders shall be required to constitute Majority Lenders; and (ii) prior to termination of the Revolving Loan Commitments, if any Lender breaches its obligation to fund any requested Revolving Credit Loan, for so long as such breach exists, its voting rights hereunder shall be calculated with reference to its outstanding Loans, LC Amounts and unfunded and unreimbursed LC Obligations, rather than its Revolving Loan Commitment.

                  Material Adverse Effect - (i) a material adverse effect on the business, condition (financial or otherwise), operation, performance or properties of Borrowers and the Restricted Subsidiaries taken as a whole, (ii) a material adverse effect on the rights and remedies of Agent or Lenders under the Loan Documents, or (iii) the material impairment of the ability of any Borrower or any of its Restricted Subsidiaries to perform its obligations hereunder or under any Loan Document.

                  MCE - Motor Control Engineering, Inc., a California corporation and an indirect wholly-owned Subsidiary of Kinetek.

                  MCE Holdings - Motion Holdings, Inc., a Delaware corporation and a direct wholly-owned Subsidiary of Kinetek.

                  Merkle-Korff - Merkle-Korff Industries, Inc., an Illinois corporation and a direct wholly-owned Subsidiary of Kinetek.

                  Money Borrowed - means, (i) Indebtedness arising from the lending of money by any Person to any Borrower or any Restricted Subsidiary; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to any Borrower or any Restricted Subsidiary, (1) which is represented by notes payable or drafts accepted that evidence extensions of credit, (2) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (3) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of any Borrower or any Restricted Subsidiary under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by a Borrower or any Restricted Subsidiary. Money Borrowed shall not include trade payables or accrued expenses.

                  Mortgages - (i) the Real Property Mortgage executed by Gear on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, by which Gear has granted to Agent, as security for the Obligations, a Lien upon the real Property of Gear located at 4329 Eastern Avenue SE, Grand Rapids, Michigan 44508, (ii) the Real Property Mortgage executed by ADC on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, by which ADC has granted to Agent, as security for the Obligations, a Lien upon the real Property of ADC located at 6268 East Molloy Road, Syracuse, New York 13057, (iii) the Open-End Real Property Mortgage executed by Imperial on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, by which Imperial has granted to Agent, as security for the Obligations, a Lien upon the real Property of Imperial located at 345 Sycamore Street, Middleport, Ohio 45760 and (iv) all other mortgages, deeds of trust and comparable documents now or at any time hereafter securing the whole or any part of the Obligations.

                  Motors and Gears - Motors and Gears Holdings, Inc., a Delaware corporation and a majority-owned Subsidiary of Jordan.

                  Motors and Gears Note - the $37,671,186.87 13 1/2% Senior Discount Note due 2007 issued by M&G in favor of Jordan.

                  Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

                  New Reserve Overadvance - as defined in subsection 1.1.2 of the Agreement.

                  Obligations - all Loans, all LC Obligations and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from each Borrower to Agent, for its own benefit, from each Borrower to Agent for the benefit of any Lender, from each Borrower to any Lender and from each Borrower to Bank or any other Affiliate of Agent, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under the Agreement or any of the other Loan Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, including without limitation any Product Obligations owing to Agent, Bank or any Affiliate of Bank or Agent.

                  Organizational I.D. Number - with respect to any Person, the organizational identification number assigned to such Person by the applicable governmental unit or agency of the jurisdiction of organization of such Person.

                  Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by any Borrower, any Restricted Subsidiary, any Guarantor or any other third party and delivered to Agent or any Lender in respect of the transactions contemplated by the Agreement.

                  Outstandings - with respect to each Borrower other than Kinetek, the sum of (a) the outstanding principal balance of the Revolving Credit Loans advanced or allocated to such Borrower pursuant to Section 1.3 of the Agreement and (b) the outstanding portion of the LC Amount plus the portion of the LC Obligations that have not been reimbursed by Borrowers or funded with a Revolving Credit Loan, in each case allocated to such Borrower pursuant to Section 1.3 of the Agreement.

                  Overadvance - as defined in subsection 1.1.2 of the Agreement.

                  Parent - Kinetek, Inc., a Delaware corporation, formerly known as Motors and Gears, Inc.

                  Parent Indenture - the Indenture dated as of December 17, 1997 between Parent and State Street Bank and Trust Company, as Trustee.

                  Parent Senior Notes - the 10 3/4% Series D Senior Notes Due 2006 in the aggregate outstanding principal amount of $270,000,000 issued by Parent pursuant to the Parent Indenture.

                  Permitted Liens - any Lien of a kind specified in subsection
         8.2.5 of the Agreement.

                  Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of any Borrower incurred after the date hereof which is secured by a Purchase Money Lien and the principal amount of which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrowers and the Restricted Subsidiaries at the time outstanding, does not exceed $5,000,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases (as opposed to operating leases) shall be computed as a Capitalized Lease Obligation.

                  Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

                  Plan - an employee benefit plan now or hereafter maintained for employees of any Borrower or any Restricted Subsidiary that is covered by Title IV of ERISA.

                  Pledge Agreements - collectively, (i) the Pledge Agreement executed by Kinetek on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, by which Kinetek has granted to Agent, as security for the Obligations, a Lien on the 100% of the Securities of each of ADC Holdings, EDC, Imperial, MCE Holdings, Merkle-Korff and FIR Holdings, (ii) the Pledge Agreement executed by ADC Holdings on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, by which ADC Holdings has granted to Agent, as security for the Obligations, a Lien on the 100% of the Securities of ADC, (iii) the Pledge Agreement executed by MCE Holdings on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, by which MCE Holdings has granted to Agent, as security for the Obligations, a Lien on the 100% of the Securities of MCE (iv) the Pledge Agreement executed by Imperial on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, by which Kinetek has granted to Agent, as security for the Obligations, a Lien on the 100% of the Securities of Gear, (v) the Pledge Agreement executed by Parent on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, by which Parent has granted to Agent, as security for the Obligations, a Lien on the 100% of the Securities of Kinetek, (vi) the Pledge Agreement executed by FIR Holdings on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, by which FIR Holdings has granted to Agent, as security for the Obligations, a Lien on the 65% of the Securities of FIR, and (vii) all other pledge agreements and comparable documents now or at any time hereafter securing the whole or any part of the Obligations.

                  Pro Forma EBITDA - with respect to any Person, business or division that is the target of a proposed acquisition, EBITDA for such Person, business or division for the most recently completed trailing twelve (12) month period for which financial statements are available, adjusted by extraordinary expenses, increased costs, identifiable and verifiable expense reductions and excess management compensation, if any, in each case calculated by the Borrower or Restricted Subsidiary which proposes to make such acquisition and approved in writing by Agent.

                  Product Obligations - every obligation of any Borrower under and in respect of any one or more of the following types of services or facilities extended to any Borrower by Bank, Agent or any Affiliate of Bank or Agent: (i) credit cards, (ii) cash management or related services including the automatic clearing house transfer of funds for the account of any Borrower pursuant to agreement or overdraft, (iii) cash management, including controlled disbursement services and (iv) Derivative Obligations.

                  Projections - Parent's forecasted Consolidated and consolidating (i) balance sheets, (ii) profit and loss statements,
         (iii) cash flow statements, and (iv) capitalization statements, all prepared on a consistent basis with the historical financial statements of Parent, Borrowers and the Restricted Subsidiaries, together with appropriate supporting details and a statement of underlying assumptions.

                  Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

                  Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

                  Replacement Lender - as defined in Section 3.11 of the Agreement.

                  Reportable Event - any of the events set forth in Section 4043(c) of ERISA.

                  Reserve Percentage - the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

                  Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                        (i) investments by a Borrower, to the extent
                   existing on the Closing Date, in one or more Restricted Subsidiaries of such Borrower;

                        (ii) investments made in compliance with subsection
                   8.2.2(vi) of the Agreement;

                        (iii) Property to be used in the ordinary course of
                   business;

                        (iv) Current Assets arising from the sale of goods
                   and services in the ordinary course of business of any Borrower or any Restricted Subsidiary;

                        (v) investments in direct obligations of the United
                   States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

                        (vi) investments in certificates of deposit
                   maturing within one year from the date of acquisition and fully insured by the Federal Deposit Insurance Corporation;

                        (vii) investments in commercial paper given the
                   highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof;

                        (viii) investments in money market, mutual or
                   similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities;

                        (ix) Intercompany Loans;

                        (x) investments existing on the date hereof and
                   listed on Exhibit 8.2.12 hereto;

                        (xi) investments otherwise expressly permitted
                   pursuant to the Agreement (including without limitation pursuant to subsection 8.2.1 and 8.2.2);

                        (xii) capital contributions made to Unrestricted
                   Subsidiaries in an aggregate amount not in excess of $500,000, less the aggregate outstanding amount of loans made to Unrestricted Subsidiaries pursuant to subsection 8.2.2(vi)(d);

                        (xiii) capital contributions made to a Person in
                   connection with the acquisition of such Person pursuant to subsection 8.2.1(iii), in each case to the extent that the same are required to be made under applicable law; and

                        (xiv) investments not included in paragraphs (i)
                   through (xiii) above which do not exceed $1,000,000 in the aggregate.

                  Restricted Subsidiary - individually, any now or hereafter existing Subsidiary of any Borrower that is incorporated under the laws of a state of the United States of America, other than EVC.

                  Revolving Credit Loan - a Loan made by any Lender pursuant to
         Section 1.1 of the Agreement.

                  Revolving Credit Maximum Amount - $50,000,000, as such amount may be reduced from time to time pursuant to the terms of the Agreement.

                  Revolving Loan Commitment - with respect to any Lender, the amount of such Lender's Revolving Loan Commitment pursuant to subsection 1.1.1 of the Agreement, as set forth below such Lender's name on the signature page hereof or any Assignment and Acceptance Agreement executed by such Lender.

                  Revolving Loan Percentage - with respect to each Lender, the percentage equal to the quotient of such Lender's Revolving Loan Commitment divided by the aggregate of all Revolving Loan Commitments.

                  Revolving Notes - the Secured Promissory Notes to be jointly and severally executed by Borrowers on or about the Closing Date in favor of each Lender to evidence the Revolving Credit Loans, which shall be in the form of Exhibit 1.1 to the Agreement, together with any replacement or successor notes therefor.

                  Security - all shares of stock, partnership interests, membership interests, membership units or other ownership interests in any other Person and all warrants, options or other rights to acquire the same.

                  Security Documents - the Guaranty Agreements, the Mortgages, the Pledge Agreements, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

                  Solvent - as to any Person, that such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and
         (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

                  Subordinated Debt - Indebtedness of any Borrower or any Restricted Subsidiary that is subordinated to the Obligations in a manner satisfactory to Agent, and contains terms, including without limitation, payment terms, satisfactory to Agent.

                  Subsidiary - any Person of which another Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

                  Term - as defined in Section 4.1 of the Agreement.

                  Terminable Intangible - as defined in Section 5.1 of the Agreement.

                  Total Credit Facility - $50,000,000, as reduced from time to time pursuant to the terms of the Agreement.

                  Type of Organization - with respect to any Person, the kind or type of entity by which such Person is organized, such as a corporation or limited liability company.

                  UCC - the Uniform Commercial Code as in effect in the State of Illinois on the date of this Agreement, as it may be amended or otherwise modified.

                  Unrestricted Subsidiary - any Subsidiary of any Borrower other than a Restricted Subsidiary.

                  Unused Line Fee - as defined in Section 2.5 of the Agreement.

                  Voting Stock - Securities of any class or classes of a corporation, limited partnership or limited liability company or any other entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote with respect to the election of corporate directors (or Persons performing similar functions).

                  Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

                  Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit 1.1           Form of Revolving Note
Exhibit 6.1.1         Business Locations
Exhibit 7.1.1         Jurisdictions  in which each  Borrower and each
                      Restricted  Subsidiary is Authorized to do Business
Exhibit 7.1.4         Capital Structure of each Borrower and each Restricted
                      Subsidiary
Exhibit 7.1.5         Names; Organization
Exhibit 7.1.13        Surety Obligations
Exhibit7.1.14         Tax Identification Numbers of each Borrower and each
                      Restricted Subsidiary
Exhibit 7.1.15        Brokers' Fees
Exhibit 7.1.16        Patents, Trademarks,Copyrights and Licenses
Exhibit 7.1.19        Contracts Restricting Right to Incur Debts
Exhibit 7.1.20        Litigation
Exhibit 7.1.22        Capitalized and Operating Leases
Exhibit 7.1.23        Pension Plans
Exhibit 7.1.25        Labor Relations
Exhibit 8.1.3         Form of Compliance Certificate
Exhibit 8.1.4         Form of Borrowing Base Certificate
Exhibit 8.2.3         Existing Indebtedness
Exhibit 8.2.3(xiii)   Form of Subordinated Note
Exhibit 8.2.3(xv)     Existing Intercompany Loans
Exhibit 8.2.4         Affiliate Transactions
Exhibit 8.2.5         Permitted Liens
Exhibit 8.2.11        Consignment Sales
Exhibit 8.2.12        Permitted Investments
Exhibit 8.2.17        Negative Pledges
Exhibit 8.3           Financial Covenants

                                EXHIBIT 8.3

                            FINANCIAL COVENANTS


DEFINITIONS

          EBITDA - with respect to any period, the sum of net earnings (or loss) before Interest Expense, income taxes, depreciation and amortization for such period (but excluding any extraordinary gains and non-cash charges for such period), all as determined for Parent, Borrowers and the Restricted Subsidiaries on a Consolidated basis and, to the extent applicable, in accordance with GAAP and inclusive of the cash proceeds, net of taxes and expenses (whether accrued or paid), of any distribution received by a Borrower or a Restricted Subsidiary from an Unrestricted Subsidiary.

          Fixed Charge Coverage Ratio - with respect to any period, the ratio of (i) EBITDA for such period minus the sum of (a) any provision for (plus any benefit from) income taxes payable in cash and included in the determination of net earnings (or loss) for such period plus (b) non-financed Capital Expenditures during such period plus (c) management fees, to the extent not included in the calculation of EBITDA, to (ii) Fixed Charges for such period, all as determined for Parent, Borrowers and the Restricted Subsidiaries on a Consolidated basis and, to the extent applicable, in accordance with GAAP.

          Fixed Charges - with respect to any period, the sum of: (i) scheduled principal payments required to be made during such period in respect to Indebtedness for Money Borrowed (including the principal portion of Capitalized Lease Obligations), plus (ii) Interest Expense for such period, plus (iii) the amount of reductions of the Fixed Asset Sublimit and the Additional Amount during such period, all as determined for Parent, Borrowers ad the Restricted Subsidiaries on a Consolidated basis and, to the extent applicable, in accordance with GAAP.

          Interest Coverage Ratio - with respect to any period, the ratio of (i) EBITDA for such period to (ii) Interest Expense for such period, all as determined for Parent, Borrowers and the Restricted Subsidiaries on a Consolidated basis and, to the extent applicable, in accordance with GAAP.

          Interest Expense - with respect to any period, cash interest expense paid or accrued for such period (excluding interest that is contractually paid in kind), including without limitation the interest portion of Capitalized Lease Obligations, plus the Letter of Credit and LC Guaranty fees owing for such period, all as determined for Parent, Borrowers and the Restricted Subsidiaries on a Consolidated basis and, to the extent applicable, accordance with GAAP.

          Except as provided above in the definition of EBITDA, each of the foregoing calculations shall be made without reference to the results of, or distributions made by, any Unrestricted Subsidiary.

COVENANTS

          Fixed Charge Coverage Ratio. Borrowers shall not permit the Fixed Charge Coverage Ratio for any period set forth below to be less than the ratio set forth below opposite such period:



---------------------------------------------------------------------------
                   Period                                        Ratio
---------------------------------------------------------------------------
Three (3) month period ending on March 31, 2002                1.00 to 1.0
---------------------------------------------------------------------------
Six (6) month period ending on June 30, 2002                    1.025 to 1.0
---------------------------------------------------------------------------
Nine (9) month period ending on September 30, 2002             1.05 to 1.0
---------------------------------------------------------------------------
Twelve (12) month period ending on December 31, 2002
and each March 31, June 30, September 30 and
December 31                                                    1.05 to 1.0
---------------------------------------------------------------------------


          Interest Coverage Ratio. Borrower shall not permit the Interest Coverage Ratio for any period set forth below to be less than the ratio set forth opposite such period below:


---------------------------------------------------------------------------
                   Period                                        Ratio
---------------------------------------------------------------------------
Three (3) month period ending on March 31, 2002                1.25 to 1.0
---------------------------------------------------------------------------
Six (6) month period ending on June 30, 2002                   1.3 to 1.0
---------------------------------------------------------------------------
Nine (9) month period ending on September 30, 2002             1.3 to 1.0
---------------------------------------------------------------------------
Twelve (12) month period ending on December 31, 2002
and each March 31, June 30, September 30 and
December 31                                                    1.3 to 1.0
---------------------------------------------------------------------------











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